AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2008 Investment Company Act File No. 811-9721

U.S. SECURITIES AND EXCHANGE COMMISSION WASHINGTON D.C., 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒ Amendment No. 23 ☒

FIXED INCOME SHARES (Exact Name of Registrant as Specified in Charter)

C/O Allianz Global Investors Fund Management LLC
1345 Avenue of the Americas
New York, NY 10105
(Address of Principal Executive Officer)
Registrant’s Telephone Number, including Area Code: (212) 739-3369

Copy to:

Thomas J. Fuccillo., Esq. c/o Allianz Global Investors 1345 Avenue of the Americas New York, NY 10105 (Name and Address of Agent for Service)	David C. Sullivan, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110

Explanatory Note:

Amendment No. 23 on Form N-1A has been filed by the Trust pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules promulgated thereunder, and relates only to the Allianz Dresdner Daily Asset Fund series of Fixed Income SHares (the “Trust”). This Amendment does not amend or supersede information in the Trust’s Registration Statement relating to any other series of the Trust or the registration status of any such other series or its shares of beneficial interest.

Shares of beneficial interest of Allianz Dresdner Daily Asset Fund covered by this Amendment are not registered under the Securities Act of 1933, as amended (the “1933 Act”). The Allianz Dresdner Daily Asset Fund is currently closed to any new investment, and its shares are not currently being offered for sale. If and to the extent that shares of Allianz Dresdner Daily Asset Fund are offered and sold in the future, they will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act and exclusively to organizations and entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Allianz Dresdner Daily Asset Fund series of the Trust.

PART A

ALLIANZ DRESDNER DAILY ASSET FUND

FEBRUARY 28, 2008

Allianz Dresdner Daily Asset Fund (the “Fund”) has been established primarily for the investment and reinvestment of cash collateral on behalf of lenders participating in the securities lending program administered by the New York Branch (“Dresdner Bank-NY”) of Dresdner Bank AG (“Dresdner Bank”). Dresdner Bank is the parent company of Dresdner Advisors LLC (“Dresdner Advisors”), the Fund’s investment adviser.

The Fund is currently closed to any new investment and its shares are not currently being offered for sale. See “Shareholder Information.”

The Fund’s Statement of Additional Information includes additional information about the Fund and is incorporated by reference into this Part A of the Registration Statement, which means that it is part of this document for legal purposes. Investors may request a free copy of the Statement of Additional Information by calling 1-800-462-9767.

Item 1.    Front and Back Cover Pages

                Not applicable.

Item 2.    Risk/Return Summary: Investments, Risks and Performance

                Not applicable.

Item 3.    Risk/Return Summary:  Fee Table

                Not applicable.

Item 4.    Investment Objective, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings

The investment objective, principal investments and strategies and principal risks of the Fund are described below.

Investment Objective	Seeks a high level of current income consistent with liquidity and the preservation of capital.

Principal Investments and Strategies	The Fund seeks to achieve its investment objective by investing in money market instruments that are rated in the highest rating category at the time of investment by at least two major rating agencies (or by one major rating agency, if only one major agency has issued a rating) or unrated but considered by the Fund’s investment adviser to be of comparable quality.

The Fund’s investments will comply with applicable rules governing the quality, maturity and diversification of securities held by money market funds. Accordingly, the Fund may only invest in U.S. dollar denominated securities that mature in 397 days or less and must maintain a dollar weighted average portfolio maturity of 90 days or less. Securities that do not satisfy the maturity restrictions for a money market fund may be specifically structured so that they are eligible investments for money market funds. For example, some securities have features which have the effect of shortening the security’s maturity.

Money Market Instruments

The Fund may invest in the following types of money market instruments:

• Short-term U.S. Government Securities-U.S. Government Securities include securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises.

• Short-term securities issued or guaranteed by the governments of foreign countries.

• Short-term corporate debt securities of U.S. and foreign issuers.

• Obligations of U.S. and foreign banks and savings and loan associations, including certificates of deposit, bankers’ acceptances and time deposits.

• Commercial paper of U.S. and foreign issuers (including asset-backed commercial paper).

• Repurchase agreements, which are agreements to buy securities at one price with a simultaneous agreement to sell back the securities at a future date at an agreed upon price.

• Short-term asset-backed securities, which are generally securities that are backed by pools of assets, such as anticipated commercial or consumer finance loans, including securities issued by structured investment vehicles.

• Other high-quality short-term obligations, including loan participations, variable and floating rate instruments, standby commitments, demand instruments, when-issued securities, forward commitments and funding agreements.

The Fund may invest in illiquid securities, restricted securities and Rule 144A securities, subject to the Fund’s limitation to not invest more than 10% of its assets (taken at market value at the time of investment) in illiquid securities. See “Characteristics and Risks of Securities and Investment Techniques – Illiquid Securities.”

The Fund may invest in other investment companies.

The Fund may invest more than 25% of its total assets in securities or obligations of issuers in the financial services industries.

Summary of Principal Risks

The factors that are most likely to have a material effect on the Fund’s portfolio as a whole are called “principal risks.” The principal risks of the Fund are described in this section. The Fund may be subject to additional principal risks and risks other than those described below because the types of investments made by the Fund can change over time. Securities and investment techniques mentioned in this summary and described in greater detail under “Characteristics and Risks of Securities and Investment Techniques” appear in bold type. That section and “Investment Objective and Policies” in the Statement of Additional Information relating to the Fund also include more information about the Fund, its investments and the related risks. There is no guarantee that the Fund will be able to achieve its investment objective.

An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Interest Rate Risk	As interest rates rise, the value of fixed income securities held by the Fund is likely to decrease. Securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than securities with shorter durations.

Credit Risk	The Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a repurchase agreement, is unable or unwilling to make timely principal and/or interest payments, or to otherwise honor its obligations.

Liquidity Risk	Liquidity risk exists when particular investments are difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. See “Characteristics and Risks of Securities and Investment

Techniques – Illiquid Securities” for a discussion of the Fund’s exposure to illiquid securities under current market conditions.

Market Risk	The market price of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than fixed income securities. Due to recent and continuing adverse conditions in the U.S. mortgage and credit markets, liquidity and related problems in the broader markets for commercial paper and other factors, certain Fund investments, including investments in asset-backed commercial paper and securities issued by structured investment vehicles, present increased credit and liquidity risks.

Issuer Risk	The value of a security may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services.

Management Risk	The Fund is subject to management risk because it is an actively managed investment portfolio. Dresdner Advisors will apply investment techniques and risk analyses in making investment decisions for the Fund, but there can be no guarantee that these will produce the desired results.

Financial Services Industry Risk	Financial services companies are highly dependent on the supply of short-term financing. Credit losses resulting from financial difficulties of borrowers can negatively affect the financial services industries. The value of securities of issuers in the financial services industries can be sensitive to changes in government regulation and interest rates and to economic downturns in the United States and abroad. Because the Fund may invest more than 25% of its assets in securities of issuers in the financial services industries, the Fund may be affected more adversely than similar funds by changes affecting these industries.

Portfolio Holdings Disclosure Policy	A description of the Fund’s policies and procedures with respect to the disclosure of its portfolio holdings is available in the Statement of Additional Information.

Item 5.    Management, Organization and Capital Structure

Management of the Fund

Investment Adviser	Dresdner Advisors LLC (“Dresdner Advisors”) serves as the investment adviser for the Fund. Subject to the supervision of the Board of Trustees, Dresdner Advisors is responsible for managing the investment activities of the Fund. Dresdner Advisors, a wholly-owned subsidiary of Dresdner Bank, is located at 1301 Avenue of the Americas, New York, NY 10019. As of December 31, 2007, Dresdner Advisors had approximately $5.5 billion in assets under management.

Advisory Fees	As investment adviser to the Fund, Dresdner Advisors receives a fee from the Fund at the annual rate of 0.0175% of the Fund’s average daily net assets. Dresdner Advisors has agreed to waive its investment advisory fee and/or pay all or a portion of the Fund’s other operating expenses so that the Fund’s net operating expenses do not exceed 0.053% (net of any expense offset) of the Fund’s average daily net assets through February 28, 2009.

A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory agreement between Dresdner Advisors and the Fund is available in the Fund’s annual report to shareholders for the period ended October 31, 2007.

Individual Portfolio Managers

Charles H. Dedekind and John Bilello, both Senior Portfolio Managers of Dresdner Advisors, have primary responsibility for managing the Fund. Prior to joining Dresdner Bank, Mr. Dedekind spent five years at Deutsche Bank as the Co-Head of the US Dollar Investment Desk, which included separately managed accounts, ERISA and Rule 2a-7 type funds. He also managed a $15 billion SEC registered institutional money market fund.

Mr. Bilello is both a Senior Portfolio Manager and the President of Dresdner Advisors and has served in that role since 2005. Prior to joining Dresdner Advisors, Mr. Bilello spent five years at Deutsche Bank as the Co-Head of the US Dollar Investment Desk responsible for the performance of a $80 billion portfolio which consisted of separately managed accounts, ERISA and Rule 2a-7 type funds.

Administrator	Allianz Global Investors Fund Management LLC (the “Administrator”) serves as administrator to the Fund and is responsible for managing the Fund’s business affairs and other administrative matters. The Administrator is located at 1345 Avenue of Americas, New York, NY 10105. Organized in 2000, the Administrator provides investment management and administrative services to open-end and closed-end investment company clients. The Administrator is a wholly-owned, indirect subsidiary of Allianz Global Investors of America L.P. (“AGI”) and of Allianz SE, a publicly-traded European insurance and financial services company. As of December 31, 2007, the Administrator and its investment management affiliates had approximately $57.1 billion in assets under management.

Administrative Fees	The Administrator receives a fee from the Fund at an annual rate of 0.030% of the Fund’s average daily net assets up to $3 billion, 0.015% of the Fund’s average daily net assets from $3 billion up to $10 billion, and 0.005% of the Fund’s average daily net assets in excess of $10 billion. Prior to July 1, 2007, the Administrator’s fee was at the annual rate of 0.030% of the Fund’s average daily net assets.

Distributor	Allianz Global Investors Distributors LLC (the “Distributor”), an indirect subsidiary of AGI, has been retained as principal underwriter of the Fund's shares. The Distributor, located at 1345 Avenue of the Americas, New York, New York 10105, is a broker-dealer registered with the Securities and Exchange Commission (the “SEC”).

Regulatory Matters and Litigation

In June and September 2004, the Administrator, the Distributor and certain of their affiliates (PEA Capital LLC (“PEA”) and AGI) agreed to settle, without admitting or denying the allegations, claims brought by the SEC and the New Jersey Attorney General alleging violations of federal and state securities laws with respect to certain open-end funds for which the Administrator serves as investment adviser. The settlements related to an alleged “market timing” arrangement in certain open-end funds sub-advised by PEA. The Administrator and its affiliates agreed to pay a total of $68 million to settle the claims. In addition to monetary payments, the settling parties agreed to undertake certain corporate governance, compliance and disclosure reforms related to market timing and consented to cease and desist orders and censures. Subsequent to these events, PEA deregistered as an investment adviser and dissolved. None of the settlements alleged that any inappropriate activity took place with respect to the Fund.

Since February 2004, the Administrator and certain of its affiliates and their employees have been named as defendants in a number of pending lawsuits concerning “market timing,” which allege the same or similar conduct underlying the regulatory settlements discussed above. The market timing lawsuits have been consolidated in a multi-district litigation proceeding in the United States District Court for the District of Maryland. Any potential resolution of these matters may include, but not be limited to, judgments or settlements for damages against the Administrator or its affiliates or related injunctions.

The Administrator, the Distributor and Dresdner Advisors believe that these matters are not likely to have a material adverse effect on the Fund or on their ability to perform their respective administrative, distribution or investment advisory activities relating to the Fund.

The foregoing speaks only as of the date of this Part A of the Registration Statement.

Item 6.    Shareholder Information

                The Fund was established primarily for the investment and reinvestment of cash collateral on behalf of lenders participating in the securities lending program administered by Dresdner Bank-NY. However, Dresdner Bank-NY has suspended indefinitely its use of the Fund as an investment vehicle for new collateral under the securities lending program and, accordingly, the Fund’s net assets are expected to decline overall as collateral invested in the Fund is returned to borrowers upon maturity or termination of loans secured thereby. The Fund is currently closed to any new investment and its shares are not currently being offered for sale.

                The shares of the Fund described herein are not registered under the 1933 Act or the securities laws of any state. If and to the extent that shares of the Fund are offered and sold in the future, they will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act and exclusively to organizations and entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. Any shares sold may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed from the Fund as described below.

Purchasing and Redeeming Shares

Shares of the Fund are purchased and redeemed at the Fund’s net asset value without a sales charge or other fee.

If shares of the Fund are offered in the future, they will be offered to lenders (each, a “Lender”) participating in the securities lending program administered by Dresdner Bank-NY for the investment and reinvestment of cash collateral. Institutional investors other than program participants may also be allowed to invest in the Fund. Dresdner Bank-NY will effect all purchases and redemptions on behalf of investors.

Because the Fund is intended for short-term investment, it does not monitor for market timers or prohibit such short-term trading activity. Although the Fund is managed in a manner that is consistent with its investment objective, frequent trading by shareholders may disrupt its management and increase its expenses.

Timing of Purchase and Redemption Orders and Share Price Calculations	A purchase order received by the Fund’s transfer agent, the Distributor or its designee prior to the time the Fund’s net asset value is determined (normally 4:00 p.m., Eastern Time) on a day the Fund is open for business, will be effected at that day’s net asset value. An order received after that valuation time will be effected at the net asset value determined on the next business day. The Fund is “open for business” on each day the New York Stock Exchange is open for trading. Purchase orders will be accepted only on days on which the Fund is open for business.

Other Purchase Information

Purchases of the Fund’s shares will normally be made only in full shares, but may be made in fractional shares under certain circumstances. Certificates for shares will not be issued.

The Fund reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund. As noted above, the Fund is currently closed to any new investment and its shares are not currently being offered for sale.

Other Redemption Information	Redemption requests for Fund shares are effected at the net asset value per share next determined after receipt of a redemption request by the Fund. A redemption request received by the transfer agent, the Distributor or its designee prior to the time the Fund’s net asset value is determined (normally 4:00 p.m., Eastern Time) on a day the Fund is open for business, is effected on that day. A redemption request received after that time is effected on the next business day. The Fund may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

Verification of Identity	To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions to obtain, verify and record identification information relating to certain persons that open a new account. As a result, the Fund may be required to obtain the following information for certain persons that open a new account:

1. Name.
2. Date of birth (for individuals).
3. Residential or business street address.
4. Social security number, taxpayer identification number, or other identifying number.

Additional information may be required to open accounts for corporations and other entities.

After an account is opened, the Fund may restrict an investor’s ability to purchase additional shares until your identity is verified. The Fund also may close your account and redeem your shares or take other appropriate action if it is unable to verify your identity within a reasonable time.

How Fund Shares are Priced

The net asset value (“NAV”) of the Fund’s shares is determined by dividing the total value of the Fund’s investments and other assets, less any liabilities, by the total number of shares outstanding of the Fund. Fund shares are valued as of a particular time (the “Valuation Time”) on each day that the New York Stock Exchange is open for trading. The Valuation Time is ordinarily at the close of regular trading on the New York Stock Exchange (normally 4:00 p.m., Eastern time). In unusual circumstances, the Board of Trustees may determine that the Valuation Time shall be as of 4:00 p.m., Eastern time, notwithstanding an earlier, unscheduled close or halt of trading on the New York Stock Exchange.

The Fund’s securities are valued using the amortized cost method of valuation, which involves valuing a security at cost on the date of acquisition and thereafter assuming a constant accretion of a discount or amortization of a premium to maturity, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the security.

Fund Distributions

The Fund distributes substantially all of its net investment income to shareholders in the form of dividends. You begin earning dividends on the shares the day after the Fund receives your purchase payment. Dividends are declared daily and paid monthly.

In addition, the Fund distributes any net capital gains it earns from the sale of portfolio securities to shareholders investing in the Fund no less frequently than annually. Net short-term capital gains may be paid more frequently.

Distributions from the Fund will be paid in cash.

Tax Consequences

Treatment as a RIC.   The Fund intends to elect to be treated and to qualify each year for taxation as a regulated investment company eligible for treatment under the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). If the Fund so qualifies and satisfies certain distribution requirements, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends or capital gains distributions. However, the Fund’s failure to qualify as a regulated investment company would result in corporate-level taxation, and consequently, a reduction in income available for distribution to shareholders.

Taxes on Fund Distributions .  If you are subject to U.S. federal income tax, you will be subject to tax on Fund distributions whether you receive them in cash or reinvest them in additional shares of the Fund. For federal income tax purposes, Fund distributions will be taxable to you as either ordinary income or capital gains.

Unless you are an entity exempt from income taxes, Fund dividends that are distributions of investment income are generally taxable to you as ordinary income. Federal taxes on Fund distributions of gains are determined by how long the Fund owned the investments that generated the gains, rather than how long you have owned your shares. Distributions of gains from investments that the Fund owned for more than 12 months that are properly designated by the Fund as capital gain dividends generally will be taxable to you as long-term capital gains. Distributions of net capital gains from investments that the Fund owned for 12 months or less generally will be taxable to you as ordinary income. The Fund does not expect to distribute gains taxable as long-term capital gains. For taxable years beginning on or before December 31, 2010, distributions of investment income designated by the Fund as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund level. The Fund does not expect a significant portion of Fund distributions to be derived from qualified dividend income.

Distributions received by tax-exempt shareholders generally will not be subject to federal income tax. Please see the Statement of Additional Information for further details.

Fund distributions are taxable to you even if they are paid from income or gains earned by the Fund prior to your investment and thus were included in the price you paid for your shares. For example, if you purchase shares on or just before the record date of a Fund distribution, you will pay full price for the shares and may receive a portion of your investment back as a taxable distribution.

Taxes when you sell (or redeem) your shares .  Any gain resulting from the sale or redemption of Fund shares generally will be subject to federal income tax.

Returns of capital.  If the Fund’s distributions exceed its taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to you. A return of capital distribution generally will not be taxable, but will reduce your cost basis in the Fund and result in a higher reported capital gain or lower reported capital loss when you sell those shares on which the distribution was received.

Backup Withholding . The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number (“TIN”), who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. The backup withholding rules may also apply to distributions that are properly designated as exempt-interest dividends. The backup withholding tax rate is 28% for amounts paid through 2010. This rate will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

Non U.S. Shareholders. In general, dividends (other than capital gain dividends) paid to a shareholder that is not a “U.S. person” within the meaning of the Code (such shareholder, a “foreign person”) are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). However, under recent legislation, effective for taxable years of the Fund beginning before January 1, 2008, the Fund generally will not be required to withhold any amounts with respect to distributions of (i) U.S.-source interest income that, in general would not be subject to U.S. federal income tax if earned directly by an individual foreign person, and (ii) net-short term capital gains in excess of net long-term capital losses, in each case to the extent such distributions are properly designated by the Fund. Pending legislation would extend the exemption from withholding for interest-related and short-term capital gain distributions for one year, i.e. for taxable years beginning before January 1, 2009. At the time of this filing, it is unclear whether the legislation will be enacted.

Consult your tax adviser about other possible consequences.  This is a summary of certain federal income tax consequences of investing in the Fund. You should consult your tax adviser for more information on your own tax situation, including possible state, local and foreign tax consequences.

Characteristics and Risks of Securities and Investment Techniques

This section provides additional information about some of the principal investments and related risks of the Fund described under “Principal Investments and Strategies” and “Summary of Principal Risks” above. It also describes characteristics and risks of additional securities and investment techniques that may be used by the Fund from time to time. Most of these securities and investment techniques are discretionary, which means that Dresdner Advisors can decide whether to use them or not. This Part A of the Registration Statement does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Fund. As with any mutual fund, investors in the Fund rely on the professional investment judgment and skill of the Fund’s investment adviser. Please see “Investment Objective and Policies” in the Statement of Additional Information relating to the Fund for more detailed information about the securities and investment techniques described in this section and about other strategies and techniques that may be used by the Fund.

Securities Selection	In selecting securities for the Fund, Dresdner Advisors develops an outlook for interest rates and the economy; analyzes credit and call risks, and uses other security selection techniques. The proportion of the Fund’s assets committed to investment in securities with particular characteristics (such as sector, interest rate or maturity) varies based on Dresdner Advisors’ outlook for the U.S. economy, the financial markets and other factors. There is no guarantee that Dresdner Advisors’ security selection techniques will produce the desired result.

U.S. Government Securities	U.S. Government Securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored enterprises. U.S. Government Securities are subject to market and interest rate risk, and may be subject to varying degrees of credit risk. U.S. Government Securities include zero coupon securities, which tend to be subject to greater market risk than interest-paying securities of similar maturities. Certain U.S. Government securities issued by government-sponsored enterprises (and not by the U.S. Treasury), such as mortgage-backed securities issued by the Federal Home Loan Mortgage Corporation (Freddie Mac), the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Banks (FHLB), are not backed by the full faith and credit of the U.S. Government and involve credit risk.

Mortgage-Related and Other Asset- Backed Securities	The Fund may invest in mortgage-related and in other asset-backed securities. Mortgage-related securities include mortgage pass-through securities and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. Asset-backed securities represent interests in pools of assets, such as automobile or credit card receivables or home equity loans. The value of some mortgage-related or other asset-backed securities may be particularly sensitive to changes in prevailing interest rates. Early repayment of principal on some mortgage-related and other asset-backed securities may expose the Fund to a lower rate of return upon reinvestment of principal. The value of these securities may fluctuate in response to the market’s perception of the asset backing the security, the creditworthiness of the servicing agent of the pool, the originator of the loans, or the financial institution providing any credit enhancement. Recent and continuing adverse conditions in the U.S. mortgage and credit markets, together with liquidity and related problems in the broader markets for asset-backed commercial paper and notes issued by structured investment vehicles, have increased the liquidity, credit and market risks associated with investing in these securities.

Loan Participations and Assignments	The Fund may invest in fixed- and floating-rate loans, which investments generally will be in the form of loan participations and assignments of portions of such loans. Participations and assignments involve special types of risk, including credit risk, interest rate risk, liquidity risk, and the risks of being a lender. If the Fund purchases a participation, it may only be able to enforce its rights through the lender, and may assume the credit risk of the lender in addition to that of the borrower.

Corporate Debt Securities	Corporate debt securities are subject to the risk of the issuer’s inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates rise, the value of corporate debt securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities.

Variable and Floating Rate Securities	Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The Fund may invest in floating rate debt instruments (“floaters”). While floaters provide a certain degree of protection against rises in interest rates, the Fund will participate in any declines in interest rates as well.

Repurchase Agreements	The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer and agrees to repurchase the security at the Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered illiquid securities.

Inflation- Indexed Bonds	Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. If the index measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of inflation-indexed bonds. Short-term increases in inflation may lead to a decline in value. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

When-Issued, Delayed Delivery and Forward Commitment Transactions	The Fund may purchase securities which it is eligible to purchase on a when-issued basis, may purchase and sell such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Fund’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase the Fund’s overall investment exposure. Typically, no income accrues on securities the Fund has committed to purchase prior to the time delivery of the securities is made, although the Fund may earn income on securities it has designated or “earmarked” to cover these positions.

Investment in Other Investment Companies	Subject to applicable restrictions and limitations of the Investment Company Act, the Fund may invest in securities of other investment companies, such as open-end or closed-end management investment companies, or in pooled accounts or other investment vehicles. As a shareholder of an investment company, the Fund may indirectly bear service and other fees which are in addition to the fees the Fund pays its service providers.

Illiquid Securities	The Fund may invest up to 10% of its net assets (taken at market value at the time of investment) in illiquid securities. Certain illiquid securities may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. A portfolio manager may be subject to significant delays in disposing of illiquid securities, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities. The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities. Due to changes in market conditions beginning in the Summer of 2007, the Fund’s investments in asset-backed securities known as structured investment vehicles and certain other securities were deemed to be illiquid. At January 31, 2008, the Fund had approximately 28.2% of its net assets invested in securities deemed to be illiquid. The Fund may continue to hold these investments in the expectation that the Fund’s return over time will exceed the proceeds of an immediate sale. The relative percentage of the Fund’s illiquid assets may increase as the Fund’s assets decline. See “Shareholder Information” above.

Restricted securities, i.e., securities subject to legal or contractual restrictions on resale, may be illiquid. However, some restricted securities (such as securities issued pursuant to Rule 144A under the Securities Act of 1933 and certain commercial paper) may be treated as liquid, although they may be less liquid than registered securities traded on established secondary markets.

Changes in Investment Objective and Policies	The investment objective of the Fund may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated, all other investment policies of the Fund may be changed by the Board of Trustees without shareholder approval.

Percentage Investment Limitations	Unless otherwise stated, all percentage limitations on Fund investments listed in this Part A of the Registration Statement will apply at the time of investment. The Fund would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.

Other Investments and Techniques	The Fund may invest in other types of securities and use a variety of investment techniques and strategies which are not described in this Part A of the Registration Statement. These securities and techniques may subject the Fund to additional risks. Please see the Statement of Additional Information relating to the Fund for additional information about the securities and investment techniques described in this Part A of the Registration Statement and about additional securities and techniques that may be used by the Fund.

Item 7.    Distribution Arrangements

                Shares of the Fund are not subject to any sales load or redemption fee and the Fund does not impose any distribution and/or service (Rule 12b-1) fees. The Fund has only one class of shares.

Item 8.    Financial Highlights Information

                Not Applicable.

PART B

ALLIANZ DRESDNER DAILY ASSET FUND
a series of
Fixed Income SHares

STATEMENT OF ADDITIONAL INFORMATION

February 28, 2008

                This Statement of Additional Information is not a prospectus, and should be read in conjunction with Part A of the Registration Statement of Allianz Dresdner Daily Asset Fund (the “Fund”), a series of Fixed Income SHares (the “Trust”), dated February 28, 2008, as supplemented from time to time (“Part A of the Registration Statement”).

                Audited financial statements for the Fund, as of October 31, 2007, including notes thereto, and the report of PricewaterhouseCoopers LLP are incorporated herein by reference from the Trust’s Annual Report. Copies of Part A of the Registration Statement and Annual Report may be obtained free of charge at the following address and telephone number:

Allianz Global Investors Distributors LLC
1345 Avenue of the Americas
New York, New York 10105
1-800-462-9727

Certain Ownership of Trust Shares	32
Custodian and Accounting Agent	33
Independent Registered Public Accounting Firm	33
Transfer Agent	33
Legal Counsel	33
Registration Statement	33
Financial Statements	34
APPENDIX A	1

THE TRUST

                The Trust is an open-end management investment company (“mutual fund”) that currently consists of five separate investment portfolios: FISH: Series C, FISH: Series H, FISH: Series M, FISH: Series R and the Fund. The Fund is “diversified” within the meaning of the Investment Company Act of 1940 (the “1940 Act”). The shares of FISH: Series C, FISH: Series H, FISH: Series M, FISH: Series R and any other future series of the Trust are offered by one or more separate prospectuses and statements of additional information.

                The Trust was organized as a Massachusetts business trust on November 3, 1999.

INVESTMENT OBJECTIVE AND POLICIES

                In addition to the principal investment strategies and the principal risks of the Fund described in Part A of the Registration Statement, the Fund may employ other investment practices and may be subject to additional risks which are described below. Certain strategies and/or risks described below may not apply to the Fund. Unless a strategy or policy described below is specifically prohibited by the investment restrictions listed in Part A of the Registration Statement, by the investment restrictions under “Investment Restrictions” in this Statement of Additional Information, or by applicable law, the Fund may engage in each of the practices described below.

                The Fund’s investment adviser, Dresdner Advisors LLC, which is responsible for making investment decisions for the Fund, is referred to in this section and the remainder of this Statement of Additional Information as the “Adviser” or “Dresdner Advisors.”

Mortgage-Related and Asset-Backed Securities

                The Fund may invest in mortgage-related securities and in other asset-backed securities (unrelated to mortgage loans) that are offered to investors currently or in the future. The value of some mortgage-related or asset-backed securities may be particularly sensitive to changes in prevailing interest rates, and, like other fixed income investments, the ability of the Fund to successfully utilize these instruments may depend in part upon the ability of the Adviser to forecast interest rates and other economic factors correctly.

                Mortgage-Related Securities. Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. Early repayment of principal on some mortgage-related securities may expose the Fund to a lower rate of return upon reinvestment of principal. When interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may shorten or extend the effective maturity of the security beyond what was anticipated at the time of purchase. If unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of the security can be expected to increase. The value of these securities may fluctuate in response to the market’s perception of the creditworthiness of the issuers. Beginning in the summer of 2007, adverse conditions in the U.S. mortgage and credit markets, together with liquidity and related problems in the broader markets for asset-backed commercial paper and notes issued by structured investment vehicles, have increased the liquidity, credit and market risks associated with investing in these securities. See Investment Objective and Policies – Illiquid Securities” and Part A of the Registration Statement for additional discussion of the Fund’s exposure to illiquid securities under current market conditions. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantee and/or insurance, there is no assurance that private guarantors or insurers will meet their obligations.

                Mortgage Pass-Through Securities.  Mortgage pass-through securities are securities representing interests in “pools” of mortgage loans secured by residential or commercial real property. Interests in pools of mortgage-

related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association or “Ginnie Mae”) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

                The rate of prepayments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective maturity of the security beyond what was anticipated at the time of purchase. Early repayment of principal on some mortgage-related securities (arising from prepayments of principal due to sale of the underlying property, refinancing, or foreclosure, net of fees and costs which may be incurred) may expose the Fund to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment. Like other fixed income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed income securities. To the extent that unanticipated rates of prepayment on underlying mortgages increase the effective maturity of a mortgage-related security, the volatility of such security can be expected to increase.

                Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government (in the case of securities guaranteed by Ginnie Mae) or guaranteed by agencies or instrumentalities of the U.S. Government (in the case of securities guaranteed by the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (‘‘Freddie Mac’’)). The principal governmental guarantor of mortgage-related securities is Ginnie Mae. Ginnie Mae is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. Ginnie Mae is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

                Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include Fannie Mae and Freddie Mac. Fannie Mae is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. Fannie Mae purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, and credit unions and mortgage bankers. Pass-through securities issued by Fannie Mae are guaranteed as to timely payment of principal and interest by Fannie Mae but are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.

                Freddie Mac was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the twelve Federal Home Loan Banks and now owned entirely by private stockholders. Freddie Mac issues Participation Certificates (“PCs”) which represent interests in conventional mortgages from Freddie Mac’s national portfolio. Freddie Mac guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government. Instead, they are supported only by the discretionary authority of the U.S. Government to purchase the agency’s obligations.

                Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees, and the creditworthiness of the issuers thereof, will be considered in determining whether a mortgage-related security meets the Fund’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Fund may buy mortgage-related securities without insurance or guarantees if, through an examination of the loan experience and practices of the originator/servicers and poolers, the Adviser determines that the securities meet the Fund’s quality standards. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. The Fund will not purchase mortgage-related securities or any other assets which in the Adviser’s opinion are illiquid if, as a result, more than 10% of the value of the Fund’s net assets (taken at market value at the time of investment) will be invested in illiquid securities.

                Mortgage-related securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, are not subject to the Fund’s industry concentration restrictions, see “Investment Restrictions,” by virtue of the exclusion from that test available to all U.S. Government securities. In the case of privately issued mortgage-related securities, the Fund may take the position that mortgage-related securities do not represent interests in any particular “industry” or group of industries. The assets underlying such securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

                Asset-Backed Securities.  Asset-backed securities, which are generally issued by trusts or special purpose corporations, are backed by pools of assets, such as automobile and credit card receivables or home equity loans. Payments of principal and interest are passed through monthly or quarterly (less servicing fees paid to the originator or fees for any credit enhancement) to security holders and may be guaranteed up to certain amounts by letters of credit issued by a financial institution affiliated or unaffiliated with the trustee or originator of the trust. Asset-backed securities may take the form of commercial paper. The value of an asset-backed security is affected by changes in the market’s perception of the assets backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement. Many of the characteristics and risks described above with respect to mortgage-related securities, including increased risks in light of adverse market developments beginning in the summer of 2007, are applicable to other types of asset-backed securities.

                Payments of principal and interest passed through to holders of asset-backed securities are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guarantee by another entity or having a priority to certain of the borrower’s other securities. The degree of credit enhancement varies, and generally applies to only a fraction of the asset-backed security’s par value until exhausted. If the credit enhancement of an asset-backed security held by the Fund has been exhausted, and if any required payments of principal and interest are not made with respect to the underlying loans, the Fund may experience losses or delays in receiving payment.

                The risks of investing in asset-backed securities are ultimately dependent upon payment of consumer loans by the individual borrowers. As a purchaser of an asset-backed security, the Fund would generally have no recourse to the entity that originated the loans in the event of default by a borrower. The underlying loans are subject to prepayments, which shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as for prepayments of a pool of mortgage loans underlying mortgage-related securities. However, asset-backed securities usually do not have the benefit of the same security interest in the underlying collateral as do mortgage-backed securities.

                The Adviser expects that other asset-backed securities will be offered to investors in the future and may be purchased by the Fund. Several types of asset-backed securities have already been offered to investors, including Certificates for Automobile ReceivablesSM (“CARSSM”). CARSSM represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing the contracts. Payments of principal and interest on CARSSM are passed through monthly to certificate holders, and are guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the trust. An investor’s return on CARSSM may be affected by early prepayment of principal on the underlying vehicle sales contracts. If the letter of credit is exhausted, the trust may be prevented from realizing the full amount due on a sales contract because of state law requirements and restrictions relating to foreclosure sales of vehicles and the obtaining of deficiency judgments following such sales or because of depreciation, damage or loss of a vehicle, the application of federal and state bankruptcy and insolvency laws, or other factors. As a result, certificate holders may experience delays in payments or losses if the letter of credit is exhausted.

                Consistent with its investment objective and policies, the Fund may invest in other types of asset-backed securities.

Bank Obligations

                Bank obligations in which the Fund may invest include certificates of deposit, bankers’ acceptances, and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. Subject to the Fund’s limitation on industry concentration, see “Investment Restrictions,” there is no limitation on the amount of the Fund’s assets which may be invested in obligations of foreign banks which meet the conditions set forth herein. The Fund may only invest in bank obligations that are U.S. dollar-denominated.

                Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of U.S. banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of U.S. banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks and the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. Foreign banks are not generally subject to examination by any U.S. Government agency or instrumentality.

Loan Participations

                The Fund may purchase participations in commercial loans. Such indebtedness may be secured or unsecured. Loan participations typically represent direct participation in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing loan participations, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The participation interests in which the Fund may invest may not be rated by any nationally recognized rating service.

                A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Fund has direct recourse against the corporate borrower, the Fund may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

                A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Fund were determined to be subject to the claims of the agent bank’s general creditors, the Fund might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

                Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield could be adversely affected. Loans that are fully secured offer the Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated.

                The Fund may invest in loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when investing in indebtedness of companies with poor credit, the Fund bears a substantial risk of losing the entire amount invested.

                The Fund limits the amount of its total assets that it will invest in issuers or in issuers within the same industry (see “Investment Restrictions”). For purposes of these limits, the Fund generally will treat the corporate borrower as the “issuer” of indebtedness held by the Fund. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Fund and the corporate borrower, if the participation does not shift to the Fund the direct debtor-creditor relationship with the corporate borrower, Securities and Exchange Commission (“SEC”) interpretations currently require the Fund to treat both the lending bank or other lending institution and the corporate borrower as “issuers.” Treating a financial intermediary as an issuer of indebtedness may restrict the Fund’s ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

                Loans and other types of direct indebtedness may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what the Adviser believes to be a fair price and may be deemed illiquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. In addition, the Fund currently intends to treat indebtedness for which there is no readily available market as illiquid for purposes of the Fund’s limitation on illiquid investments. Investments in loan participations are considered to be debt obligations for purposes of the Fund’s investment restriction relating to the lending of funds or assets by the Fund.

                Investments in loans through a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to the Funds. For example, if a loan is foreclosed, the Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Fund could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Fund relies on the Adviser’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Fund.

Corporate Debt Securities

                The Fund may invest in corporate debt securities of U.S. and foreign issuers. Corporate debt securities include notes, bonds, debentures and commercial paper. The investment return of corporate debt securities reflects interest earnings and changes in the market value of the security. The market value of a corporate debt obligation may be expected to rise and fall inversely with interest rates generally. There also exists the risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument.

                The Fund’s investments in U.S. dollar currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments) which meet the minimum ratings criteria set forth for the Fund, or, if unrated, are in the Adviser’s opinion comparable in quality to corporate debt securities in which the Fund may invest. The interest rate on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate.

                Demand Instruments.  Demand instruments are corporate debt securities that the issuer must repay on demand. Other demand instruments require a third party, such as a dealer or bank, to repurchase the security for its face value upon demand. The Fund treats demand instruments as short-term securities, even though their stated maturity may extend beyond one year.

Participation on Creditors Committees

                The Fund may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Fund. Such participation may subject a Fund to expenses such as legal fees and may make the Fund an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict the Fund’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Fund on such committees also may expose the Fund to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. The Fund would participate on such committees only when the Adviser believes that such participation is necessary or desirable to enforce the Fund’s rights as a creditor or to protect the value of securities held by the Fund.

Variable and Floating Rate Securities

                Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate. The Fund may invest in a variable rate security having a stated maturity in excess of 397 calendar days if the interest rate will be adjusted, and the Fund may demand payment of principal from the issuers, within the period.

                The Fund may invest in floating rate debt instruments (“floaters”). The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or U.S. Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide the Fund with a certain degree of protection against rises in interest rates, the Fund will participate in any declines in interest rates as well.

Inflation-Indexed Bonds

                The Fund may invest in inflation-indexed bonds, which are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.

                Inflation-indexed securities issued by the U.S. Treasury have maturities of approximately five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

                If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of a U.S. Treasury inflation-indexed bonds, even during a period of deflation although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bond is not guaranteed and will fluctuate. The Fund may also invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

                The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

                While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

                The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for All Urban Consumers (“CPI-U”), which is not seasonably adjusted and which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

                Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Foreign (Non-U.S.) Securities

                The Fund may invest in U.S. dollar currency-denominated corporate debt securities of foreign issuers; certain foreign bank obligations (see “Bank Obligations”); and U.S. dollar-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.

                Investing in the securities of foreign issuers involves special risks and considerations not typically associated with investing in U.S. companies. These include: differences in accounting, auditing and financial reporting standards, generally higher commission rates on foreign portfolio transactions, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political instability which can affect U.S. investments in foreign countries and potential restrictions on the flow of international capital. In addition, foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including taxes withheld from payments on those securities. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility.

                Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities may also depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Fund) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

Borrowing

                Subject to the limitations described under “Investment Restrictions” below, the Fund may borrow for temporary purposes and/or for investment purposes. Such a practice will result in leveraging of the Fund’s assets and may cause the Fund to liquidate positions when it would not be advantageous to do so. This borrowing may be unsecured. Provisions of the 1940 Act require the Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Fund’s total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of the Fund’s total assets will require the Fund to maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Fund may be required to sell some of its holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time.

                As noted below, the Fund also may enter into certain transactions, including reverse repurchase agreements and sale-buybacks, that can be viewed as constituting a form of borrowing or financing transaction by the Fund. To the extent the Fund covers its commitment under a reverse repurchase agreement (or economically similar transaction) by the segregation of assets determined in accordance with procedures adopted by the Trustees, equal in value to the amount of the Fund’s commitment to repurchase, such an agreement will not be considered a “senior security” by the Fund and therefore will not be subject to the 300% asset coverage requirement otherwise applicable to borrowings by the Fund. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased. The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

                From time to time, the Trust may enter into, and make borrowings for temporary purposes related to the redemption of shares under, a credit agreement with third-party lenders. Borrowings made under such a credit agreement will be allocated between the series of the Trust pursuant to guidelines approved by the Board of Trustees.

                In addition to borrowing for temporary purposes, the Fund may enter into reverse repurchase agreements and economically similar transactions if permitted to do so under its investment restrictions. A reverse repurchase agreement involves the sale of a fund-eligible security by the Fund, coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Fund continues to receive any principal and interest payments on the underlying security during the term of the agreement. The Fund will segregate assets determined to be liquid by the Adviser in accordance with procedures established by the Board of Trustees and equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements with broker-dealers (but not banks). However, reverse repurchase agreements involve the risk that the market value of securities retained by the Fund may decline below the repurchase price of the securities sold by the Fund which it is obligated to repurchase. To the extent that positions in reverse repurchase agreements are not covered through the segregation of liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be subject to the Fund’s limitations on borrowings as specified under “Investment Restrictions” below.

                The Fund also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty who purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Fund’s repurchase of the underlying security. The Fund’s obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of the Fund’s forward commitment to repurchase the subject security.

When-Issued, Delayed Delivery and Forward Commitment Transactions

                The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. When such purchases are outstanding, the Fund will segregate until the settlement date assets determined to be liquid by the Adviser in accordance with procedures established by the Board of Trustees in an amount sufficient to meet the purchase price. Typically, no income accrues on securities the Fund has committed to purchase prior to the time delivery of the securities is made, although the Fund may earn income on securities it has segregated.

                When purchasing a security on a when-issued, delayed delivery or forward commitment basis, the Fund assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations. Because the Fund is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Fund’s other investments. If the Fund remains substantially fully invested at a time when when-issued, delayed delivery or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

                When the Fund has sold a security on a when-issued, delayed delivery or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to deliver or pay for the securities, the Fund could miss a favorable price or yield opportunity or could suffer a loss. The Fund may dispose of or renegotiate a transaction after it is entered into, and may sell when-issued, delayed delivery or forward commitment securities before they are delivered, which may result in a capital gain or loss. There is no percentage limitation on the extent to which the Fund may purchase or sell securities on a when-issued, delayed delivery, or forward commitment basis.

Illiquid Securities

                The Fund may invest in securities that are illiquid so long as no more than 10% of the net assets of the Fund (taken at market value at the time of investment) would be invested in such securities. Certain illiquid securities may require pricing at fair value as determined in good faith under the supervision of the Board of Trustees. The Adviser may be subject to significant delays in disposing of illiquid securities, and transactions in illiquid securities may entail registration expenses and other transaction costs that are higher than those for transactions in liquid securities.

                The term “illiquid securities” for this purpose means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities. Illiquid securities are considered to include, among other things, written over-the-counter options, securities or other liquid assets being used as cover for such options, repurchase agreements with maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), securities that are subject to legal or contractual restrictions on resale (such as privately placed debt securities), and other securities which legally or in the Adviser’s opinion may be deemed illiquid (not including securities issued pursuant to Rule 144A under the 1933 Act and certain commercial paper that the Adviser has determined to be liquid under procedures approved by the Board of Trustees).

                Illiquid securities may include privately placed securities, which are sold directly to a small number of investors, usually institutions. Unlike public offerings, such securities are not registered under the federal securities laws. Although certain of these securities may be readily sold, others may be illiquid, and their sale may involve substantial delays and additional costs.

                Due to changes in market conditions beginning in the Summer of 2007, the Fund’s investments in asset-backed securities known as structured investment vehicles and certain other securities were deemed to be illiquid. At January 31, 2008, the Fund had approximately 28.2% of its net assets invested in securities deemed to be illiquid. The Fund may continue to hold these investments in the expectation that the Fund’s return over time will exceed the proceeds of an immediate sale. The relative percentage of the Fund’s illiquid assets may increase as the Fund’s assets decline. See “Shareholder Information” in Part A of the Registration Statement

U.S. Government Securities

                U.S. Government securities are obligations of, or guaranteed by, the U.S. Government, its agencies or instrumentalities. The U.S. Government does not guarantee the net asset value of the Fund’s shares. Some U.S. Government securities, such as Treasury bills, notes and bonds, and securities guaranteed by Ginnie Mae, are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Fannie Mae, are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the instrumentality. U.S. Government securities include securities that have no coupons, or have been stripped of their unmatured interest coupons, individual interest coupons from such securities that trade separately, and evidences of receipt of such securities. Such securities may pay no cash income, and are purchased at a deep discount from their value at maturity. Because interest on zero coupon securities is not distributed on a current basis but is, in effect, compounded, zero coupon securities tend to be subject to greater market risk than interest-paying securities of similar maturities. Custodial receipts issued in connection with so-called trademark zero coupon securities, such as CATs and TIGRs, are not issued by the U.S. Treasury, and are therefore not U.S. Government securities, although the underlying bond represented by such receipt is a debt obligation of the U.S. Treasury. Other zero coupon Treasury securities (e.g., STRIPs and CUBEs) are direct obligations of the U.S. Government.

Repurchase Agreements

                For the purposes of maintaining liquidity and achieving income, the Fund may enter into repurchase agreements with domestic commercial banks or registered broker-dealers. A repurchase agreement is a contract under which the Fund would acquire a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund’s cost plus interest). In the case of repurchase agreements with broker-dealers, the value of the underlying securities (or collateral) will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities. This risk includes the risk of procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. The Adviser will monitor the creditworthiness of the counterparties.

INVESTMENT RESTRICTIONS

Fundamental Investment Restrictions

                The investment restrictions set forth below are fundamental policies of the Fund and may not be changed without shareholder approval by vote of a majority of the outstanding voting securities of the Fund. Under these restrictions, the Fund may not:

                (1)  borrow money or issue any senior security, except to the extent permitted under the 1940 Act and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time;

                (2)  invest in a security if, as a result of such investment, more than 25% of its total assets (taken at market value at the time of such investment) would be invested in the securities of issuers in any particular industry, except that this restriction does not apply to securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities (or repurchase agreements with respect thereto), securities of registered investment companies or securities or obligations issued by issuers in the financial services industries;

                (3)  purchase or sell real estate, although it may purchase securities secured by real estate or interests therein, or securities issued by companies in the real estate industry or which invest in real estate or interests therein;

                (4)  purchase or sell commodities or commodities contracts (which, for the purpose of this restriction, shall not include foreign currency or forward foreign currency contracts or swap agreements), except that the Fund may engage in interest rate futures contracts, stock index futures contracts, futures contracts based on other financial instruments or one or more groups of instruments, and on options on such futures contracts to the extent consistent with the Fund’s investment objective and policies;

                (5)  purchase securities on margin, except for use of short-term credit necessary for clearance of purchases and sales of portfolio securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures, and except that effecting short sales will be deemed not to constitute a margin purchase for purposes of this restriction;

                (6)  make loans, except to the extent permitted under the 1940 Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; or

                (7)  act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

Non-Fundamental Investment Restriction

                The Fund is also subject to the following non-fundamental restriction (which may be changed without shareholder approval). Unless otherwise indicated, the Fund may not invest more than 10% of its net assets (taken at market value at the time of the investment) in “illiquid securities,” illiquid securities being defined to include repurchase agreements maturing in more than seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide withdrawal penalties upon prepayment (other than overnight deposits), or other securities which legally or in the Adviser’s opinion may be deemed illiquid (other than securities issued pursuant to Rule 144A under the 1933 Act and certain commercial paper that the Adviser has determined to be liquid under procedures approved by the Board of Trustees).

                Unless otherwise indicated, all limitations applicable to the Fund’s investments apply only at the time a transaction is entered into. Any subsequent change in a rating assigned by any rating service to a security, or change in the percentage of the Fund’s assets invested in certain securities or other instruments resulting from market fluctuations or other changes in the Fund’s total assets, will not require the Fund to dispose of an investment. In the event that ratings services assign different ratings to the same security, the Adviser will determine which rating it believes best reflects the security’s quality and risk at that time, which may be the higher of the several assigned ratings.

                Currently, under the 1940 Act, the Fund generally is permitted to engage in borrowings to the extent described in “Investment Objective and Policies – Borrowing.” To the extent the Fund covers its commitment under a reverse repurchase agreement or other derivative instrument by the segregation of assets determined by the Adviser to be liquid in accordance with procedures adopted by the Trustees, equal in value to the amount of the Fund’s commitment, such instrument will not be considered a “senior security” for purposes of the Fund’s limitations on borrowings.

                The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC.

                The phrase “shareholder approval,” as used in Part A of the Registration Statement and this Statement of Additional Information, and the phrase a “vote of a majority of the outstanding voting securities,” as used herein, mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or the Trust, as the case may be, or (2) 67% or more of the shares of the Fund or the Trust, as the case may be, present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.

MANAGEMENT OF THE TRUST

Trustees and Officers

                The business of the Trust is managed under the direction of the Trust’s Board of Trustees. Subject to the provisions of the Trust’s Declaration of Trust, its Bylaws and Massachusetts law, the Trustees have all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust’s officers.

                The Trustees and officers of the Trust, their ages, the position they hold with the Trust, their term of office and length of time served, a description of their principal occupations during the past five years, the number of portfolios in the fund complex that the Trustee oversees and any other public company directorships held by the Trustee are listed in the two tables immediately following. Except as shown, each Trustee’s and officer’s principal occupation and business experience for the last five years have been with the employer(s) indicated, although in some cases the Trustee may have held different positions with such employer(s). Unless otherwise indicated, the business address of the persons listed below is c/o Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, New York 10105.

Name Address and Age	Position(s) Held with Trust	Term of Office and Length of Time Served *	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee

Independent Trustees***

Paul Belica 09/27/1921	Trustee	Since inception (March 2000)	Retired. Formerly Director, Student Loan Finance Corp., Education Loans, Inc., Goal Funding, Inc., Goal Funding II, Inc. and Surety Loan Fund, Inc. Formerly, Manager of Stratigos Fund LLC, Whistler Fund LLC, Xanthus Fund LLC & Wynstone Fund LLC.	29	None.

Robert E. Connor 09/17/1934	Trustee	Since 2000	Retired. Formerly, Senior Vice President, Corporate Office, Smith Barney Inc.	29	None.

John J. Dalessandro II 07/26/1937	Trustee	Since 2005	Retired. Formerly, President and Director, J.J. Dalessandro II Ltd., registered broker-dealer and member of the New York Stock Exchange.	29	None.

Hans W. Kertess 07/12/1939	Trustee, Chairman	Since 2005	President, H. Kertess & Co., a financial advisory company. Formerly, Managing Director, Royal Bank of Canada Capital Markets.	29	None.

William B. Ogden, IV 01/11/1945	Trustee	Since 2006	Asset Management Industry Consultant. Formerly, Managing Director, Investment Banking Division of Citigroup Global Markets Inc.	27	None

Name Address and Age	Position(s) Held with Trust	Term of Office and Length of Time Served *	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex** Overseen by Trustee	Other Directorships held by Trustee

R. Peter Sullivan III 09/04/1941	Trustee	Since 2005	Retired. Formerly, Managing Partner, Bear Wagner Specialists LLC, specialist firm on the New York Stock Exchange.	27	None.

Interested Trustee ****

John C. Maney 08/03/1959	Trustee	Since 2006	Management Board of Allianz Global Investors Fund Management LLC; Management Board and Managing Director of Allianz Global Investors of America L.P. since January 2005 and also Chief Operating Officer of Allianz Global Investors of America L.P. since November 2006; Formerly, Executive Vice President and Chief Financial Officer of Apria Healthcare Group, Inc. (1998-2001)	65	None.

*	Under the Trust’s Declaration of Trust, a Trustee serves until his or her retirement, resignation or replacement.

**	The term “Fund Complex” as used herein includes each series of the Trust and the following registered investment companies: each series of Allianz Funds, each series of PIMCO Funds, PIMCO Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund, PIMCO California Municipal Income Fund II, PIMCO California Municipal Income Fund III, PIMCO New York Municipal Income Fund, PIMCO New York Municipal Income Fund II, PIMCO New York Municipal Income Fund III, PIMCO Corporate Income Fund, PIMCO Corporate Opportunity Fund, PIMCO High Income Fund, Nicholas-Applegate Convertible & Income Fund, Nicholas-Applegate Convertible & Income Fund II, PIMCO Floating Rate Income Fund, PIMCO Floating Rate Strategy Fund, NFJ Dividend, Interest and Premium Strategy Fund, Nicholas-Applegate International and Premium Strategy Fund, PIMCO Global StocksPLUS & Income Fund, Allianz RCM Global EcoTrendsSM Fund, Nicholas-Applegate Equity & Convertible Income Fund, Nicholas-Applegate Global Equity & Convertible Income Fund, PIMCO Corporate Opportunity Fund, each series of Premier VIT, and PIMCO Municipal Advantage Fund, Inc.,.

***	“Independent Trustees” are those Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act.

****	An “Interested Trustee” is a Trustee who is an “interested person” of the Trust, as defined in the 1940 Act. Mr. Maney is an “interested person” of the Trust due to his affiliation with Allianz Global Investors of America L.P. In addition to Mr. Maney’s positions set forth in the table above, he holds the following positions with affiliated persons: Management Board, Managing Director and Chief Operating Officer of Allianz Global Investors of America L.P., Allianz Global Investors of America LLC and Allianz-Pac Life Partners LLC; Member - Board of Directors and Chief Operating Officer of Allianz Global Investors of America Holdings Inc. and Oppenheimer Group, Inc.; Managing Director and Chief Operating Officer of Allianz Global Investors NY Holdings LLC and Allianz Global Investors U.S. Equities LLC; Management Board and Managing Director of Allianz Global Investors U.S. Holding LLC; Managing Director and Chief Financial Officer of Allianz Hedge Fund Partners Holding L.P.; Managing Director of Allianz Global Investors U.S. Retail LLC; Member – Board of Directors and Managing Director of Allianz Global Investors Advertising Agency Inc.; Compensation Committee of NFJ Investment Group L.P.; Management Board of Allianz Global Investors Fund Management LLC, Nicholas-Applegate Holdings LLC and OpCap Advisors LLC; Member –

Board of Directors of NFJ Management Inc. and PIMCO Global Advisors (Resources) Limited; and Executive Vice President of PIMCO Japan Ltd.

Officers

Name Address and Age	Position(s) Held with Trust	Term of Office and Length of Time Served +	Principal Occupation(s) During the Past 5 Years

Brian S. Shlissel 1345 Avenue of the Americas 4th floor New York, NY 10105 11/14/1964	President & Chief Executive Officer	Since December 2002. Formerly, President & Treasurer, December 2000- December 2002.	Executive Vice President, Director of Fund Administration, Allianz Global Investors Fund Management LLC; Director of 8 funds in the Fund Complex; President and Chief Executive Officer of 37 funds in the Fund Complex; Treasurer, Principal Financial and Accounting Officer of 37 funds in the Fund Complex and The Korea Fund, Inc.

Lawrence G. Altadonna 1345 Avenue of the Americas 4th Floor New York, NY 10105 03/10/1966	Treasurer and Principal Financial and Accounting Officer	Since December 2002	Senior Vice President, Allianz Global Investors Fund Management LLC; Treasurer, Principal Financial and Accounting Officer of 37 funds in the Fund Complex; Assistant Treasurer of 37 funds in the Fund Complex and The Korea Fund, Inc.

Thomas J. Fuccillo 1345 Avenue of the Americas 4th Floor New York, NY 10105 03/22/1968	Vice President, Secretary and Chief Legal Officer	Since December 2004	Senior Vice President, Senior Counsel, Allianz Global Investors of America L.P., Vice President, Secretary and Chief Legal Officer of 74 funds in the Fund Complex; Secretary and Chief Legal Officer of The Korea Fund, Inc.; Formerly, Vice President and Associate General Counsel, Neuberger Berman, LLC (1991-2004).

Youse Guia 680 Newport Center Drive, Suite 250 Newport Beach, CA 92660 09/03/1972	Chief Compliance Officer	Since September 2004	Senior Vice President, Group Compliance Manager, Allianz Global Investors of America L.P.; Chief Compliance Officer of 74 funds in the Fund Complex and The Korea Fund, Inc.; Formerly, Vice President, Group Compliance Manager, Allianz Global Investors of America L.P. (2002-2004). Audit Manager, PricewaterhouseCoopers LLP (1996 –2002).

Name Address and Age	Position(s) Held with Trust	Term of Office and Length of Time Served +	Principal Occupation(s) During the Past 5 Years

William V. Healey 1345 Avenue of the Americas, 4th Floor New York, NY 10105 07/28/1953	Assistant Secretary	Since December 2006	Executive Vice President, Chief Legal Officer-U.S. Retail, Allianz Global Investors of America L.P.; Executive Vice President, Chief Legal Officer and Secretary, Allianz Global Investors Advertising Agency Inc., Allianz Global Investors Fund Management LLC, Allianz Global Investors Managed Accounts LLC and Allianz Global Investors Distributors LLC; Assistant Secretary of 74 funds in the Fund Complex. Formerly, Vice President and Associate General Counsel, Prudential Insurance Company of America; Executive Vice President and Chief Legal Officer, The Prudential Investments (1998-2005).

Richard H. Kirk 1345 Avenue of the Americas, 4th Floor New York, NY 10105 04/06/1961	Assistant Secretary	Since December 2006	Senior Vice President, Allianz Global Investors of America L.P. (since 2004). Senior Vice President, Associate General Counsel, Allianz Global Investors Distributors LLC. Assistant Secretary of 74 funds in the Fund Complex; formerly, Vice President, Counsel, The Prudential Insurance Company of America/American Skandia (2002-2004).

Kathleen A. Chapman 1345 Avenue of the Americas, 4th Floor New York, NY 10105 11/11/1954	Assistant Secretary	Since December 2006	Assistant Secretary of 74 funds in the Fund Complex; Manager – IIG Advisory Law, Morgan Stanley (2004-2005); Paralegal, The Prudential Insurance Company of America; and Assistant Corporate Secretary of affiliated American Skandia companies (1996-2004).

Lagan Srivastava 1345 Avenue of the Americas, 4th Floor New York, NY 10105 09/20/1977	Assistant Secretary	Since December 2006	Assistant Secretary of 74 funds in the Fund Complex and The Korea Fund, Inc.; formerly, Research Assistant, Dechert LLP (2004-2005); Research Assistant, Swidler Berlin Shereff Friedman LLP (2002-2004).

Scott Whisten 1345 Avenue of the Americas, 4th Floor New York, NY 10105 03/13/1971	Assistant Treasurer	Since January 2007	Vice President, Allianz Global Investors Fund Management LLC; Assistant Treasurer of 74 funds in the Fund Complex; formerly, Accounting Manager, Prudential Investments (2000-2005).

+ Under the Trust’s Bylaws, an officer serves until his or her successor is elected or qualified or until he or she sooner dies, resigns, is removed or becomes disqualified. Officers hold office at the pleasure of the Trustees.

                Each of the Trust’s executive officers is an “interested person” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) as a result of his or her position(s) set forth in the table above.

Committees of the Board of Trustees

                The Board has established an Audit Oversight Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), currently consisting of Messrs. Belica, Connor, Dalessandro, Kertess, Ogden and Sullivan, each of whom is an Independent Trustee, and has adopted a written charter for the Audit Oversight Committee. Mr. Belica is the Chairman of the Audit Oversight Committee. The Audit Oversight Committee provides oversight with respect to the internal and external accounting and auditing procedures of the Trust and, among other things, determines the selection of an independent registered public accounting firm for the Trust and considers the scope of the audit, approves all audit and permitted non-audit services proposed to be performed by those auditors on behalf of the Trust and services to be performed by the auditors for certain affiliates, including the Adviser and entities in a control relationship with the Adviser that provide services to the Trust where the engagement relates directly to the operations and financial reporting of the Trust. The Committee considers the possible effect of those services on the independence of the Trust’s independent registered public accounting firm. The Audit Oversight Committee convened two times during the fiscal year ended October 31, 2007.

                The Board has established a Nominating Committee composed solely of Independent Trustees, currently consisting of Messrs. Belica, Connor, Dalessandro, Kertess, Ogden and Sullivan. The Nominating Committee is responsible for reviewing and recommending qualified candidates to the Board in the event that a position is vacated or created or when Trustees are to be re-elected. The Nominating Committee will review and consider nominees recommended by shareholders to serve as Trustee, provided any such recommendation is submitted in writing to the Trust, c/o Thomas J. Fuccillo, Secretary, at the address of the principal executive offices of the Trust. The Nominating Committee has full discretion to reject nominees recommended by shareholders, and there is no assurance that any such person properly recommended and considered by the Nominating Committee will be nominated for election to the Board. The Nominating Committee convened one time during the fiscal year ended October 31, 2007.

                The Board has established a Valuation Committee, which currently consists of Messrs. Belica, Connor, Dalessandro, Kertess, Ogden and Sullivan. The Board has delegated to the Committee, pursuant to procedures adopted by the Board, the responsibility to determine or cause to be determined the fair value of the Trust’s portfolio securities and other assets when market quotations are not readily available. The Valuation Committee reviews and approves procedures for the fair valuation of Trust’s portfolio securities and periodically reviews information from the Adviser regarding fair value and liquidity determination made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular valuation matters. The Valuation Committee convened separately three times during the fiscal year ended October 31, 2007.

                The Board has established a Compensation Committee, which currently consists of Messrs. Belica, Connor, Dalessandro, Kertess, Ogden and Sullivan. The Compensation Committee meets as the Board deems necessary to review and make recommendations regarding compensation payable to the Trustees who are not directors, officers, partners or employees of the Adviser or any entity controlling, controlled by or under common control with the Adviser. The Compensation Committee did not convene separately during the fiscal year ended October 31, 2007.

Securities Ownership

                For each Trustee, the following table discloses the dollar range of equity securities in the Trust beneficially owned by the Trustee and, on an aggregate basis, in any registered investment companies overseen by the Trustee within the Trust’s family of investment companies as of December 31, 2007:

Name of Trustee	Dollar Range of Equity Securities in the Trust	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies

Independent Trustees
Paul Belica	None	None
Robert E. Connor	None	None
John J. Dalessandro II	None	None
Hans W. Kertess	None	None
William B. Ogden, IV	None	None
R. Peter Sullivan III	None	$10,001 – $50,000

Interested Trustee
John C. Maney	None	Over $100,000

                For Independent Trustees and their immediate family members, the following table provides information regarding each class of securities owned beneficially in an investment adviser or principal underwriter of the Trust, or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Trust as of December 31, 2007:

Name of Trustee	Name of Owners and Relationships to Trustee or Nominee	Company	Title of Class	Value of Securities	Percent of Class

Paul Belica	None	None	N/A	N/A	N/A
Robert E. Connor	None	None	N/A	N/A	N/A
John J. Dalessandro II	None	None	N/A	N/A	N/A
Hans W. Kertess	None	None	N/A	N/A	N/A
William B. Ogden, IV	None	None	N/A	N/A	N/A
R. Peter Sullivan II	None	None	N/A	N/A	N/A

Compensation

                The Trustees currently receive (i) $2,000 per quarterly board meeting, (ii) $1,000 for each board meeting in excess of four per year if the meetings are attended in person and (iii) $500 for each telephonic meeting. In addition, each Trustee who serves as a member of the Audit Oversight Committee will receive an additional $500 per meeting. The Trust’s Independent Chairman, if any, will annually receive an additional $2,500 per year. The Audit Oversight Committee Chairman will receive an additional $750 per year.

                The Trust does not provide any pension or other retirement benefits to its Trustees.

                The following table sets forth information regarding compensation received by those Trustees who are not “interested persons” (as defined in the 1940 Act) of the Trust for the fiscal year ended October 31, 2007 (except as noted):

Name Of Person, Position*	Aggregate Compensation From Trust**	Pension Or Retirement Benefits Accrued As Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Trust and Fund Complex Paid To Trustees as of Year-End December 31, 2007***

Paul Belica	$8,583.33	N/A	N/A	$173,083.33

Robert E. Connor	$8,458.33	N/A	N/A	$172,208.33

John J. Dalessandro II	$7,583.33	N/A	N/A	$158,333.33

Hans W. Kertess	$9,208.33	N/A	N/A	$203,791.60
William B. Ogden, IV	$8,083.33	N/A	N/A	$148,683.33
R. Peter Sullivan III	$8,083.33	N/A	N/A	$142,333.33

*	Mr. Maney will not receive compensation from the Trust for his services as Trustee.

**	This column presents compensation paid to each Trustee for services rendered to the Allianz Dresdner Daily Asset Fund only. For compensation related to FISH: Series C, FISH: Series H, FISH: Series M and FISH: Series R, other series of the Trust, please see the Statement of Additional Information for those series.

***	In addition to serving as Trustees of the Trust during the most recently completed fiscal year, each Trustee served as Trustee or director of several closed-end and/or open-end investment companies advised by the Adviser or the Administrator. Messrs. Belica, Connor, Dalessandro and Kertess serve as Trustees or directors of 24 such investment companies, and Messrs. Ogden and Sullivan serve as Trustees or directors of 22 such investment companies. These investment companies are considered to be in the same “Fund Complex” as the Trust.

Code of Ethics

                The Trust, the Adviser, the Administrator and the Distributor have each adopted a code of ethics under Rule 17j-1 of the 1940 Act. These codes permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Trust.

Proxy Voting

                Because the Fund invests exclusively in non-voting securities, the Fund does not have policies and procedures to determine how to vote proxies relating to portfolio securities.

Investment Adviser

                Dresdner Advisors LLC (“Dresdner Advisors”) serves as investment adviser to the Fund pursuant to an investment advisory agreement (the “Advisory Agreement”) between it and the Trust on behalf of the Fund. Dresdner Advisors is located at 1301 Avenue of the Americas, New York, NY 10019. Dresdner Advisors, a Delaware limited liability company, is a wholly owned subsidiary of Dresdner Bank AG (“Dresdner Bank”). Dresdner Bank is an international banking organization headquartered in Frankfurt, Germany, and organized as a banking corporation under the laws of the Federal Republic of Germany. The Fund was established for the investment and reinvestment of cash collateral by participants in a securities lending program administered by the New York Branch of Dresdner Bank (“Dresdner Bank – NY”). Dresdner Bank is located at Juergen-Ponto-Platz 1, 60301 Frankfurt am Main, Federal Republic of Germany. Dresdner Bank is 100% owned by Allianz SE (“Allianz SE”). Allianz SE is a European-based, multinational insurance and financial services holding company. Allianz

SE’s address is Koeniginstrasse 28, D-80802, Munich, Germany. Allianz SE is a widely held publicly traded company. Dresdner Advisors had approximately $5.5 billion in assets under management as of December 31, 2007.

                As discussed below, the Fund has retained Allianz Global Investors Fund Management LLC to serve as the Fund’s administrator. The Administrator is a wholly-owned indirect subsidiary of Allianz Global Investors of America L.P. (“AGI”). Allianz SE indirectly holds a majority interest in AGI.

                As of the date of this Statement of Additional Information, significant institutional shareholders of Allianz SE currently include Munchener Ruckversicherungs-Gesellschaft AG (“Munich Re”) and HypoVereinsbank. Certain broker-dealers that might be controlled by or affiliated with these entities may be considered to be affiliated persons of Dresdner Advisors and the Administrator. As noted above, Allianz SE owns 100% of Dresdner Bank. Broker-dealer affiliates of Dresdner Bank, including Dresdner Kleinwort Securities LLC, may also be considered affiliated persons for purposes of the 1940 Act. (Broker-dealer affiliates of such significant institutional shareholders and of Dresdner Bank are sometimes referred to herein as “Affiliated Brokers.”) Absent an SEC exemption or other relief, the Fund generally is precluded from effecting principal transactions with the Affiliated Brokers, and their ability to purchase securities being underwritten by an Affiliated Broker or a syndicate including an Affiliated Broker is subject to restrictions. Similarly, the Fund’s ability to utilize the Affiliated Brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. Dresdner Advisors does not believe that the restrictions on transactions with the Affiliated Brokers described above will materially adversely affect its ability to provide services to the Fund, the Fund’s ability to take advantage of market opportunities, or the Fund’s overall performance.

                The Fund relies on an exemption obtained from the SEC that permits certain affiliated registered investment companies to purchase and redeem, and the Fund to sell to and redeem for such affiliated investment companies, shares of the Fund, in connection with the investment of cash collateral derived from securities lending transactions of the affiliated investment companies participating in the securities lending program administered by Dresdner Bank - NY.

Advisory Agreement

                Dresdner Advisors, subject to the supervision of the Board of Trustees, is responsible for managing the investments of the Fund. Under the terms of the Advisory Agreement, Dresdner Advisors is obligated to provide investment advisory services in accordance with applicable laws and regulations. The investment advisory services of Dresdner Advisors to the Fund are not exclusive under the terms of the Advisory Agreement. Dresdner Advisors is free to render investment advisory services to others.

Certain Terms of the Advisory Agreement

                The Advisory Agreement was approved by the Trustees of the Trust (including all of the Trustees who are not “interested persons” of the Adviser). The Fund’s Advisory Agreement will continue in force with respect to the Fund for two years from the date of the agreement, and from year to year thereafter, but only so long as its continuance is approved at least annually by (i) vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Adviser or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of all classes of the Fund. The Advisory Agreement automatically terminates on assignment. The Fund’s Advisory Agreement may be terminated on not less than 60 days’ notice by the Adviser to the Fund or by the Fund to the Adviser.

                The Fund’s Advisory Agreement provides that the Adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

                Dresdner Advisors receives a monthly investment advisory fee from the Fund at an annual rate of 0.0175% of its average daily net assets. Dresdner Advisors has contractually agreed, for the period March 1, 2008 through February 28, 2009, to waive, reduce or reimburse its advisory fee from the Fund or pay a portion of the Fund’s other operating expenses to the extent the Fund’s Annual Operating Expenses exceed 0.053% as set forth in Part A of the Registration Statement.

                For the fiscal years ended October 31, 2007, October 31, 2006 and October 31, 2005, the Fund paid the Adviser in aggregate $682,510, $25,923 and $0, respectively, under the Advisory Agreement.

Fund Administrator

                Allianz Global Investors Fund Management LLC serves as administrator to the Fund pursuant to an administration agreement (the “Administration Agreement”) with the Trust on behalf of the Fund. The Administrator provides or procures administrative services to the Fund, which include clerical help and accounting, bookkeeping, internal audit services and certain other services they require, and preparation of reports to the Fund’s shareholders and regulatory filings. The Administrator may retain affiliates to provide services as sub-administrators. Under the Administration Agreement, the Administrator receives a fee from the Fund at an annual rate of 0.030% of the Fund’s average daily net assets up to $3 billion, 0.015% of the Fund’s average daily net assets from $3 billion up to $10 billion, and 0.005% of the Fund’s average daily net assets in excess of $10 billion. Prior to July 1, 2007, the Administrator’s fee was at the annual rate of 0.030% of the Fund’s average daily net assets. For the fiscal years ended October 31, 2007, October 31, 2006 and October 31, 2005, the Fund paid the Administrator in aggregate $1,085,498, $393,837 and $164,858, respectively.

                The Fund bears all costs of the operations of the Fund. The Fund is responsible for the following expenses: (i) salaries and other compensation of any of the Trust’s executive officers and employees who are not officers, directors, stockholders, or employees of Dresdner Advisors, the Administrator or their affiliates; (ii) taxes and governmental fees; (iii) brokerage fees and commissions and other portfolio transaction and investment-related expenses; (iv) costs of borrowing money, including interest expenses; (v) fees and expenses of the Trustees who are not “interested persons” of the Adviser or the Trust and any counsel retained exclusively for their benefit (“disinterested Trustees’ expenses”); (vi) extraordinary expenses, including costs of litigation and indemnification expenses; (vii) expenses which are capitalized in accordance with generally accepted accounting principals; (viii) expenses associated with printing and distribution of semi-annual reports and prospectuses; (ix) services by the Fund’s independent accountants in performing audits; (x) services provided by the Fund’s transfer agent; (xi) services provided by the Fund’s custodian; (xii) ordinary legal services; (xiii) the Fund’s pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act and of the premiums for director and officer and errors and omissions insurance, or other insurance premiums; and (xiv) association member dues.

                The Administration Agreement may be terminated by the Fund at any time by vote of (1) a majority of the Trustees, (2) a majority of the outstanding voting securities of the Fund, or (3) by a majority of the Trustees who are not interested persons of the Trust or the Administrator, on 60 days’ written notice to the Administrator. The Administration Agreement may be terminated by the Administrator at any time, without the payment of any penalty, upon 60 days’ written notice to the Fund.

                Allianz Global Investors Fund Management LLC serves as administrator to the four other series of the Trust pursuant to a separate administration agreement. The Administrator also serves as investment adviser to the four other series of the Trust.

                The Administrator, a Delaware limited liability company organized in 2000 as a subsidiary successor in the restructuring of a business originally organized in 1987, is a wholly-owned indirect subsidiary of Allianz Global Investors of America L.P. (“AGI”). AGI was organized as a limited partnership under Delaware law in 1987. AGI’s sole general partner is Allianz-Paclife Partners LLC. Allianz-Paclife Partners LLC is a Delaware limited liability company with two members, Allianz Global Investors U.S. Holding LLC, a Delaware limited liability company, and Pacific Life Insurance Company (“Pacific Life”), a California stock life insurance company. Pacific Life is a wholly-owned subsidiary of Pacific Mutual Holding Company. Pacific Life also owns an indirect minority equity interest in AGI. The sole member of Allianz Global Investors U.S. Holding LLC is Allianz Global Investors of America LLC. Allianz Global Investors of America LLC has two members, Allianz of America, Inc. (“Allianz of America”), a Delaware corporation which owns a 99.9% non-managing interest, and Allianz Global Investors of America Holding, Inc., a Delaware corporation which owns a 0.01% managing interest. Allianz of America is a wholly-owned subsidiary of Allianz SE. Allianz Global Investors of America Holdings Inc. is a wholly-owned subsidiary of Allianz Global Investors Aktiengesellschaft, which is a wholly-owned subsidiary of Allianz SE. Allianz SE indirectly holds a controlling interest in AGI. Allianz SE is a European-based, multinational insurance and financial services holding company. The address for Allianz-Paclife Partners LLC, Allianz Global Investors U.S. Holding LLC, Allianz Global Investors of America LLC and Allianz Global Investors of America Holding Inc. is 680 Newport Center Drive, Suite 250, Newport Beach, California 92660. The address for Allianz Global Investors Aktiengesellschaft is Nymphenburger Strasse 112-116, 80636 Munich, Germany. Allianz SE’s address is Koeniginstrasse 28, D-80802, Munich, Germany. Pacific Life’s address is 700 Newport Center Drive, Newport Beach, California 92660. AGI’s address is 680 Newport Center Drive, Suite 250, Newport Beach, California 92660.

                The general partner of AGI has substantially delegated its management and control of AGI to an Executive Committee.

                The Administrator is located at 1345 Avenue of the Americas, New York, NY 10105. The Administrator and its investment management affiliates had approximately $57.1 billion in assets under management as of December 31, 2007.

                Allianz of America, Inc. (“AZOA”) has entered into a put/call arrangement for the possible disposition of Pacific Life’s indirect interest in AGI. Under this agreement, Pacific Life and AZOA can put or call, respectively, all of the Class E Units. The repurchase price for the Class E Units is calculated based on the financial performance of Pacific Investment Management Company over the preceding four calendar quarters prior to repurchase, but the amount can increase or decrease in value by a maximum of 2% per year from the per unit amount as defined in the agreement, calculated as of December 31 of the preceding calendar year.

DISTRIBUTION OF TRUST SHARES

Distributor

                Allianz Global Investors Distributors LLC (the “Distributor”) has been retained as the principal underwriter of the Fund’s shares pursuant to a distribution contract with the Trust relating to the Fund. The Fund is currently closed to any new investment and its shares are not currently being offered for sale. See “Purchases and Redemptions” below. The Distributor is not obligated to sell any specific amount of the Fund’s shares. The Trust, on behalf of the Fund, pays the Distributor no fees. The Distributor is an “affiliated person” of the Fund within the meaning of the 1940 Act. The Distributor serves as the principal underwriter of the shares of the four other series of the Trust pursuant to a separate distribution contract. The Distributor’s principal address is 1345 Avenue of the Americas, New York, New York 10105.

                The distribution contract is terminable without penalty, at any time, by the Fund by not more than 60 days’ nor less than 30 days’ written notice to the Distributor, or by the Distributor upon not more than 60 days’ nor less than 30 days’ written notice to the Fund. The distribution contract will continue in effect for successive one-year periods, provided that each such continuance is specifically approved (i) by the vote of a majority of the entire Board of Trustees or by the majority of the outstanding shares of the Fund, and (ii) by a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust and who have no direct or indirect interest financial interest in the distribution contract by vote cast in person at a meeting called for the purpose.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Investment Decisions and Portfolio Transactions

                Investment decisions for the Fund and for the other investment advisory clients of the Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Fund). Some securities considered for investment by the Fund may also be appropriate for other clients served by the Adviser. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. If a purchase or sale of securities consistent with the investment policies of the Fund and one or more of these clients is considered at or about the same time, transactions in such securities will be allocated among the Fund and clients in a manner deemed fair and reasonable by the Adviser. The Adviser may aggregate orders for the Fund with simultaneous transactions entered into on behalf of its other clients so long as price and transaction expenses are averaged either for the portfolio transaction or for that day. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day’s transactions in such security are, insofar as possible, averaged as to price and allocated between such clients in a manner which in the Adviser’s opinion is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

Brokerage and Research Services

                There is generally no stated commission in the case of fixed-income securities and money market instruments, which are traded in the over-the-counter markets, but the price paid by the Trust usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Trust includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Trust of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

                The Adviser may place orders for the purchase and sale of portfolio securities, options and futures contracts and buys and sells such securities, options and futures for the Fund through a substantial number of brokers and dealers. In so doing, the Adviser uses its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions as described below. In seeking the most favorable price and execution, the Adviser, having in mind the Fund’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions.

                For the fiscal years ended October 31, 2007, October 31, 2006 and October 31, 2005, the Fund did not pay any brokerage commissions.

                The Adviser places orders for the purchase and sale of portfolio investments for the Fund’s accounts with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the account of the Fund, the Adviser will seek the best price and execution of the Fund’s orders. In doing so, the Fund may pay higher commission rates than the lowest available when the Adviser believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below.

                It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, the Adviser may receive research services from many broker-dealers with which the Adviser may place the Fund’s portfolio transactions. These services, which in some cases may also be purchased for cash, may include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services may be of value to the Adviser in advising various of its clients (including the Fund), although not all of these services may be necessarily useful and of value in managing the Fund.

                In reliance on the “safe harbor” provided by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Adviser may cause the Fund to pay broker-dealers which provide them with “brokerage and research services” (as defined in the 1934 Act) an amount of commission for effecting a securities transaction for the Trust in excess of the commission which another broker-dealer would have charged for effecting that transaction.

Portfolio Turnover

                A change in the securities held by the Fund is known as “portfolio turnover.” The Adviser manages the Fund without regard generally to restrictions on portfolio turnover. High portfolio turnover (e.g. greater than 100%) involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund will be. Such sales may result in realization of taxable gains (including short-term capital gains which are taxed when distributed to shareholders who are individuals at ordinary income tax rates). See “Taxation.”

                The portfolio turnover of the Fund is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Fund during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Portfolio turnover rates for the Fund are provided in the Fund’s Annual Report for the period ended December 31, 2007. See “Financial Statements.”

Disclosure of Portfolio Holdings

                 The Board of Trustees has adopted, on behalf of the Fund, policies and procedures relating to disclosure of the Fund’s portfolio securities. These policies and procedures are designed to protect the confidentiality of the Fund’s portfolio holdings information and to prevent the selective disclosure of such information.

                The Fund may disclose portfolio holdings information as required by applicable law or as requested by governmental authorities. Portfolio holdings will be disclosed on a quarterly basis on forms required to be filed with the SEC as follows: (i) portfolio holdings as of the end of each fiscal year ending October 31 will be filed as part of the annual report filed on Form N-CSR; (ii) portfolio holdings as of the end of the fiscal quarter ending January 31 will be filed on Form N-Q; (iii) portfolio holdings as of the end of the six-month period ending April 30 will be filed as part of the semi-annual report filed on Form N-CSR; and (iv) portfolio holdings as of the end of the fiscal quarter ended July 30 will be filed on Form N-Q. The Trust’s Form N-CSRs and Form N-Qs will be available on the SEC’s website at www.sec.gov.

                Disclosure of the Fund’s portfolio holdings information that is not publicly available (“Confidential Portfolio Information”) may be made to Dresdner Advisors, the Administrator and to the Fund’s principal underwriter. In addition, Dresdner Advisors may distribute (or authorize the Fund’s custodian to distribute) Confidential Portfolio Information to the Fund’s service providers that require access to such information in order to fulfill their contractual duties with respect to the Fund and to facilitate the review of the Fund by certain mutual fund analysts and ratings agencies; provided that such disclosure is limited to the information that Dresdner Advisors or the Administrator believes is reasonably necessary in connection with the services to be provided.

                Before any disclosure of Confidential Portfolio Information to unaffiliated third parties is permitted, however, Dresdner Advisors’ Chief Compliance Officer (or persons designated by Dresdner Advisors’ Chief Compliance Officer) must determine that, under the circumstances, disclosure is in, or not opposed to, the best interests of the Fund. Furthermore, the unaffiliated recipient of Confidential Portfolio Information must be subject to a written confidentiality agreement that prohibits any trading upon the Confidential Portfolio Information. Dresdner Advisors may not receive any compensation or other consideration for disclosing the Confidential Portfolio Information.

                Exceptions to these procedures may only be made if the Trust’s Chief Executive Officer and Chief Compliance Officer determine that, under the circumstances, such exceptions are in, or not opposed to, the best interests of the Fund and if the recipients are subject to a confidentiality agreement that prohibits any trading upon the Confidential Portfolio Information. All exceptions must be reported to the Board of Trustees. Dresdner Advisors shall have primary responsibility for ensuring that the Fund’s portfolio holdings information is only disclosed in accordance with these policies. As part of this responsibility, Dresdner Advisors must maintain such internal informational barriers as they believe are reasonably necessary for preventing the unauthorized disclosure of Confidential Portfolio Information. The Trust’s Chief Compliance Officer shall confirm at least annually that the procedures and/or processes of Dresdner Advisors are reasonably designed to comply with these policies regarding the disclosure of portfolio holdings.

PURCHASES AND REDEMPTIONS

                As described under “Shareholder Information” in Part A of the Registration Statement, the Fund is currently closed to any new investment and its shares are not currently being offered for sale. The shares of the Fund described herein are not registered under the 1933 Act or the securities laws of any state. If and to the extent that shares of the Fund are offered and sold in the future, they will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act and exclusively to “accredited investors” within the meaning of Regulation D under the 1933 Act. Any shares sold may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed from the Fund. See “Purchasing and Redeeming Shares” in Part A of the Registration Statement for details.

NET ASSET VALUE

                As described in Part A of the Registration Statement under the heading “How Fund Shares are Priced,” the net asset value per share (“NAV”) of the Fund’s shares is determined by dividing the total value of the Fund’s investments and other assets, less any liabilities, by the total number of shares outstanding of the Fund. Part A of the Registration Statement further notes that Fund shares are valued on each day that the New York Stock Exchange is open (a “Business Day”), and describes the time (the “Valuation Time”) as of which Fund shares are valued each Business Day. The Trust expects that the holidays upon which the New York Stock Exchange will be closed are as follows: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

                The Trust’s Board of Trustees has adopted the amortized cost method to value the Fund’s portfolio securities. Under the amortized cost method, a security is valued initially at its cost and its valuation assumes a constant amortization of any premium or accretion of any discount, regardless of the impact of unrealized capital gains or losses on securities. While this method provides certainty in valuing securities, in certain periods the value of a security determined by amortized cost may be higher or lower than the price the Fund would receive if it sold the security.

                The Trust’s Board of Trustees has established procedures reasonably designed to stabilize the Fund’s net asset value at $1.00 per share. Those procedures include a review of the Fund’s portfolio holdings by the Board of Trustees, at intervals it deems appropriate, to determine whether the Fund’s net asset value calculated by using available market quotations (or an appropriate substitute that reflects current market conditions) deviates from $1.00 per share based on amortized cost.

                The Board of Trustees will examine the extent of any deviation between the Fund’s net asset value based upon available market quotations (or an appropriate substitute that reflects current market conditions) and amortized cost. If the Fund’s net asset value were to deviate from $1.00 by more than 0.5%, Rule 2a-7 requires the Board of Trustees to consider what action, if any, should be taken. If they find that the extent of the deviation may cause a material dilution or other unfair effects on the shareholders, the Board of Trustees will take whatever steps it considers appropriate to eliminate or reduce the dilution, including, among others, withholding or reducing dividends, paying dividends from capital or capital gains, selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten the average maturity of the portfolio, or calculating net asset value per share by using available market quotations.

                During periods of declining interest rates, the daily yield on shares of the Fund may tend to be lower (and net investment income and dividends higher) than those of a fund holding the identical investments as the Fund but which uses a method of portfolio valuation based on market prices or estimates of market prices. During periods of rising interest rates, the daily yield of the Fund would tend to be higher and its aggregate value lower than that of an identical portfolio using market price valuation.

TAXATION

                The following discussion is general in nature and should not be regarded as an exhaustive presentation of all possible tax ramifications. Shareholders should consult qualified tax advisors regarding their investment in the Fund.

Taxation of the Fund

                The Fund intends to elect to be treated and to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“the Code”). In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

(a)	derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships (as defined below);

(b)	diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested (x) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below). In the case of the Fund’s investments in loan participations, the Fund shall treat a financial intermediary as an issuer for the purposes of meeting this diversification requirement; and

(c)	distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year.

                In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (defined as a partnership (i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof (ii) that derives at least 90% of its income from the passive income sources defined in Code section 7704(d), and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Finally, for purposes of paragraph (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership.

                If the Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below). If the Fund were to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits would be taxable to shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

                As a regulated investment company, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income and on its net capital gains (i.e., any net long-term capital gains in excess of the sum of net short-term capital losses and capital loss carryovers from prior years) designated by the Fund as capital gain dividends (“Capital Gain Dividends”), if any, that it distributes to its shareholders in a timely manner. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and any net capital gain. Amounts not distributed by the Fund in a timely manner in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To avoid the tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (2) 98% of its capital gains in excess of its capital losses (and adjusted for certain ordinary losses) for the twelve month period ending on October 31 of the calendar year, and (3) all ordinary income and capital gains for previous years that were not distributed during such years. A distribution will be treated as paid on December 31 of the calendar year if it is declared by the Fund in October, November or December of that year to shareholders of record on a date in such a month and paid by the Fund during January of the following year. The Fund intends generally to make distributions sufficient to avoid the imposition of the 4% excise tax, although there can be no assurance that it will be able to do so.

                The Fund may retain for investment its net capital gain. If the Fund retains any net capital gain, it will be subject to tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gains in a notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds on a properly-filed U.S. tax return to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder’s gross income and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.

                In determining its net capital gain, a regulated investment company generally must treat any net capital loss or any net long-term capital loss incurred after October 31 as if it had been incurred in the succeeding year. Treasury regulations permit a regulated investment company, in determining its investment company taxable income, to elect to treat all or part of any net capital loss, any net long-term capital loss or any net foreign currency loss incurred after October 31 as if it had been incurred in the succeeding year.

Distributions

                Shareholders subject to U.S. federal income tax will be subject to tax on dividends received from the Fund, regardless of whether received in cash or reinvested in additional shares. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

                All shareholders must treat dividends, other than Capital Gain Dividends, exempt-interest dividends, if any, and dividends that represent a return of capital to shareholders, as ordinary income. In particular, distributions derived from short-term gains will be treated as ordinary income. The Fund will advise shareholders annually of the amount and nature of the dividends paid to them. For taxable years beginning on or before December 31, 2008, distributions of investment income designated by the Fund as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to long-term capital gain provided that the holding period and other requirements are met at both the shareholder and Fund level. The Fund does not expect a significant portion of Fund distributions to be derived from qualified dividend income. The tax status of the Fund and the distributions which it may make are summarized in the Prospectus under the captions “Fund Distributions” and “Tax Consequences.”

                Distributions of Capital Gain Dividends, if any, are taxable as long-term capital gains regardless of how long the shareholder has held the Fund’s shares and are not eligible for the dividends received deduction. Long-term capital gains rates applicable to individuals have been temporarily reduced – in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets – for taxable years beginning on or before December 31, 2008. The Fund does not expect to distribute gains taxable as long-term capital gains.

                If the Fund makes a distribution to a shareholder in excess of the Fund’s current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of such shareholder’s tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

                If the Fund invests in other investment companies, it will not be able to offset gains realized by one underlying investment company against losses realized by another underlying investment company. The Fund’s investment in other investment companies could therefore affect the amount, timing and character of distributions to its shareholders.

                Taxable shareholders should note that the timing of their investment or redemptions could have undesirable tax consequences. Dividends and distributions on shares of the Fund are generally subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the net asset value of the Fund reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses.

Original Issue Discount and Pay-In-Kind Securities

                Some of the debt securities with a fixed maturity date of more than one year from the date of issuance (and all zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) that are acquired by the Fund may be treated as debt securities that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in taxable income (and required to be distributed) over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. In addition, payment-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year. Interest paid on debt obligations owned by the Fund that are considered for tax purposes to be payable in the equity of the issuer or a related party will not be deductible to the issuer, possibly affecting the cash flow of the issuer.

                Some of the debt securities with a fixed maturity date of more than one year from the date of issuance that may be acquired by the Fund in the secondary market may be treated as having market discount. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt security. Market discount generally accrues in equal daily installments. The Fund may make one or more of the elections applicable to debt securities having market discount, which could affect the character and timing of recognition of income. .

                Some debt securities with a fixed maturity date of one year or less from the date of issuance that may be acquired by the Fund may be treated as having acquisition discount, or OID. Generally, the Fund will be required to include the acquisition discount or OID in income over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. The Fund may make one or more of the elections applicable to debt securities having acquisition discount or OID, which could affect the character and timing of recognition of income.

                If the Fund holds the foregoing kinds of securities, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by liquidation of portfolio securities, if necessary. The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution than they would in the absence of such transactions.

Tax-Exempt Shareholders

                Distributions received by tax-exempt shareholders generally will not be subject to federal income tax. Under current law, a regulated investment company (“RIC”) generally serves to block unrelated business taxable income (“UBTI”) from being realized by its tax-exempt shareholders. Notwithstanding the foregoing, a tax-exempt shareholder could realize UBTI as a result of investing in a RIC if either: (1) the RIC directly or indirectly holds residual interests in real estate mortgage investment conduits (“REMICs”) or taxable mortgage pools (“TMPs”); or (2) shares in the RIC constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b). If a charitable remainder trust (as defined in Code Section 664) realizes UBTI for a taxable year, it must pay an excise tax annually of an amount equal to such UBTI. The Fund does not intend to invest directly or indirectly in residual interests in REMICs.

Sales, Exchanges or Redemption of Shares

                Upon the disposition of shares of the Fund (whether by sale, exchange or redemption), a shareholder may realize a gain or loss. Such gain or loss will be capital gain or loss if the shares are capital assets in the shareholder’s hands.  In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the taxable disposition of shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other substantially identical shares of the Fund are purchased within a period of 61 days beginning 30 days before and ending 30 days after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss. As noted above, long-term capital gains rates applicable to individuals have been temporarily reduced – in general, to 15% with lower rates applying to taxpayers in the 10% and 15% rate brackets – for taxable years beginning on or before December 31, 2010.

Backup Withholding

                The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. This rate will expire and the backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

Foreign Taxation

                Income received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Shareholders will not be entitled to claim a credit or deduction with respect to foreign taxes incurred by the Fund. Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes. In addition, the Adviser intends to manage the Fund with the intention of minimizing foreign taxation in cases where it is deemed prudent to do so.

Tax Shelter Reporting Regulations

                 Under U.S. Treasury regulations, if a shareholder realizes a loss on disposition of Fund shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Non-U.S. Shareholders

                Distributions properly designated Capital Gain Dividends generally will not be subject to withholding. In general, dividends other than Capital Gain Dividends paid by the Fund to a shareholder that is not a “U.S. person” within the meaning of the Code (such shareholder, a “foreign person”) are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a foreign person directly, would not be subject to withholding. However, under recent legislation, effective for taxable years of the Fund beginning before January 1, 2008, the Fund will not be required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign person (w) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (x) to the extent that the dividend is attributable to certain interest on an obligation if the foreign person is the issuer or is a 10% shareholder of the issuer, (y) that is within certain foreign countries that have inadequate information exchange with the United States, or (z) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign person and the foreign person is a controlled foreign corporation) from U.S.-source interest income that, in general, would not be subject to U.S. federal income tax if earned directly by an individual foreign person, to the extent such distributions are properly designated by the Fund, and (ii) with respect to distributions (other than distributions to an individual foreign person who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly designated by the Fund. Depending on the circumstances, the Fund may make such designations with respect to all, some or none of its potentially eligible dividends or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. Pending legislation would extend the exemption from withholding for interest-related and short-term capital gain distributions for one year, i.e., for taxable years beginning before January 1, 2009. At the time of this filing, it is unclear whether the legislation will be enacted.

                In order to qualify for this exemption from withholding, a foreign person will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute Form). In the case of shares held through an intermediary, the intermediary may withhold even if the Fund makes a designation with respect to a payment. Foreign persons should contact their intermediaries regarding the application of these rules to their accounts.

                Under U.S. federal tax law, a beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct of a trade or business carried on by such holder within the United States, or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or Capital Gain Dividend and certain other conditions are met.

General

                The foregoing discussion of U.S. federal income tax consequences is based on the Code, existing U.S. Treasury regulations, and other applicable authority, as of the date of this Statement of Additional Information. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The foregoing discussion is only a summary of some of the important U.S. federal tax considerations generally applicable to investments in the Fund. There may be other tax considerations applicable to particular shareholders. Shareholders should consult their own tax advisers regarding their particular situation and the possible application of foreign, state and local tax laws.

OTHER INFORMATION

Capitalization

                The Trust is a Massachusetts business trust established under an Agreement and Declaration of Trust (as amended, the “Declaration of Trust”) dated November 3, 1999. The Trust currently consists of five separate investment portfolios: FISH: Series C, FISH: Series: H, FISH: Series M, FISH: Series R and the Fund. The capitalization of each series of the Trust consists solely of an unlimited number of shares of beneficial interest. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust’s shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of a series, each shareholder of such series is entitled to receive his pro rata share of the net assets of that series.

                Shares begin earning dividends on Fund shares the day after the Trust receives the purchase payment from the shareholder. Net investment income from interest and dividends, if any, will be declared daily and distributed monthly to shareholders of record by the Fund. Any net capital gains from the sale of portfolio securities will be distributed no less frequently than once annually. Net short-term capital gains may be paid more frequently. Distributions from the Fund will be paid in cash unless a shareholder elects to have distributions reinvested in the Fund.

                Under Massachusetts law, shareholders could, under certain circumstances, be held liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of a series’ assets for all loss and expense of any shareholder investing in that series held liable on account of being or having been such a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the series of which he or she is or was a shareholder is unable to meet its obligations, and thus should be considered remote.

Voting Rights

                Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders’ meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. Shareholders may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than 10% of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications.

                Shares entitle their holders to one vote per share (with proportionate voting for fractional shares). Each series has identical voting rights except that each series has exclusive voting rights on any matter submitted to shareholders that relates solely to that series, and has separate voting rights on any matter submitted to shareholders in which the interests of one series differ from the interests of any other series. Each series has exclusive voting rights with respect to matters pertaining to any distribution or servicing plan or agreement applicable to that series. These shares are entitled to vote at meetings of shareholders. Matters submitted to shareholder vote must be approved by each series separately except (i) when required by the 1940 Act shares shall be voted together and (ii) when the Trustees have determined that the matter does not affect series, then only shareholders of the series affected shall be entitled to vote on the matter. The shares of the series will vote together except when the vote of a single series is required as specified above or otherwise by the 1940 Act.

                The Trust’s shares do not have cumulative voting rights. Therefore, the holders of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees.

Redemption in Kind

                It is highly unlikely that shares would ever be redeemed in kind. However, in consideration of the best interests of the remaining investors, and to the extent permitted by law, the Fund reserves the right to pay any redemption proceeds in whole or in part by a distribution in kind of securities held by the Fund in lieu of cash. When shares are redeemed in kind, the investor should expect to incur transaction costs upon the disposition of the securities received in the distribution. The Fund agrees to redeem shares sold in cash up to the lesser of $250,000 or 1% of the Fund’s net asset value during any 90-day period for any one registered investment adviser.

Certain Ownership of Trust Shares

                As of January 31, 2008, the following persons owned of record or are known by the Trust to own beneficially 5% or more of the outstanding shares of the Fund:

Name and Address of Shareholder	Percentage of Ownership

Miami Dade County 111 NW 1ST ST STE 2610 MIAMI FL 33128-1930	9.66%

Janus Mid-Cap Value Fund 720 S Colorado Blvd Ste 290A Denver, Co 80246-1929	6.89%

Janus Contrarian Fund 720 S Colorado Blvd Ste 290A Denver, Co 80246-1929	7.20%

Janus Balanced Fund 720 S Colorado Blvd Ste 290A Denver, Co 80246-1929	5.87%

                Investment or redemption activity by or on behalf of these and other related shareholders could have a material impact on the Fund.

                As of January 31, 2008, the Trust believes that the Trustees and officers of the Trust, as a group, owned less than 1 percent of the Fund’s shares and of the Trust as a whole.

Custodian and Accounting Agent

                State Street Bank and Trust Company, 801 Pennsylvania, Kansas City, Missouri, 64105, serves as custodian of the assets and accounting agent of the Fund.

Independent Registered Public Accounting Firm

                PricewaterhouseCoopers LLP, 1055 Broadway, 10th Floor, Kansas City, Missouri 64105, serves as the independent registered public accounting firm for the Trust. PricewaterhouseCoopers LLP provides audit services, accounting assistance, and consultation in connection with SEC filings.

Transfer Agent

                Boston Financial Data Services, 330 West 9th Street, Kansas City, MO 64105, serves as the Trust’s transfer agent.

Legal Counsel

                Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as legal counsel to the Trust.

Registration Statement

                This Statement of Additional Information and Part A of the Registration Statement do not contain all of the information included in the Trust’s registration statements filed with the SEC under the 1940 Act with respect to the securities described herein, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be examined at the offices of the SEC in Washington, D.C.

                Statements contained herein and in Part A of the Registration Statement as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other documents filed as an exhibit to the relevant registration statement, each such statement being qualified in all respects by such reference.

Financial Statements

                Audited financial statements for the Fund, as of October 31, 2007, for the fiscal year then ended, including notes thereto, and the reports of PricewaterhouseCoopers LLP thereon, dated December 28, 2007, are incorporated herein by reference to the Trust’s October 31, 2007 Annual Report, filed electronically with the SEC on January 9, 2008 (Accession No. 0000950136-08-000082).

APPENDIX A

Description of Securities Ratings

                The following is a description of Moody’s, S&P’s and Fitch’s rating categories applicable to fixed income securities.

Moody’s Long-Term Ratings: Bonds and Preferred Stock

                Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

                Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than with Aaa securities.

                A: Bonds which are rated A possess many favorable investment attributes and are to be considered as uppermedium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present that suggest a susceptibility to impairment sometime in the future.

                Baa: Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

                Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured.

                Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

                B: Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

                Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

                Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

                C: Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

                Moody’s applies numerical modifiers, 1, 2, and 3 in each generic rating classified from Aa through Caa in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic

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rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Corporate Short-Term Debt Ratings

                Moody’s short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year. Obligations relying upon support mechanisms such as letters of credit and bonds of indemnity are excluded unless explicitly rated.

                Moody’s employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

                PRIME-1: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

                PRIME-2: Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

                PRIME-3: Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

                NOT PRIME: Issuers rated Not Prime do not fall within any of the Prime rating categories.

Short-Term Municipal Bond Ratings

                There are three rating categories for short-term municipal bonds that define an investment grade situation, which are listed below. In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned. The first element represents an evaluation of the degree of risk associated with scheduled principal and interest payments, and the other represents an evaluation of the degree of risk associated with the demand feature. The short-term rating assigned to the demand feature of VRDOs is designated as VMIG. When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1. MIG ratings terminate at the retirement of the obligation while VMIG rating expiration will be a function of each issue’s specific structural or credit features.

                MIG 1/VMIG 1: This designation denotes superior quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

                MIG 2/VMIG 2: This designation denotes strong quality. Margins of protection are ample although not so large as in the preceding group.

                MIG 3/VMIG 3: This designation denotes acceptable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

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                SG: This designation denotes speculative quality. Debt instruments in this category lack margins of protection.

Standard & Poor’s Ratings Services

Corporate and Municipal Bond Ratings

Investment Grade

                AAA: Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

                AA: Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

                A: Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

                BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions, or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

Speculative Grade

                Debt rated BB, B, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

                BB: Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

                B: Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BB or BB- rating.

                CCC: Debt rated CCC has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category is also used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

                CC: The rating CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

                C: The rating C is typically applied to debt subordinated to senior debt that is assigned an actual or implied CCC debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

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                CI: The rating CI is reserved for income bonds on which no interest is being paid.

                D: Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating will also be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

                Plus (+) or Minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

                Provisional ratings: The letter “p” indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

                r: The “r” is attached to highlight derivative, hybrid, and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities.

                The absence of an “r” symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

                N.R.: Not rated.

                Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

Commercial Paper Rating Definitions

                An S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from A for the highest quality obligations to D for the lowest. These categories are as follows:

                A-1: This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

                A-2: Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

                A-3: Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

                B: Issues rated B are regarded as having only speculative capacity for timely payment.

                C: This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

                D: Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

4

                A commercial paper rating is not a recommendation to purchase, sell or hold a security inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to S&P by the issuer or obtained from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information.

Fitch, Inc.

                A brief description of the applicable Fitch ratings symbols and meanings (as published by Fitch) follows:

Long-Term Credit Ratings

                Investment Grade

                AAA: Highest credit quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

                AA: Very high credit quality. “AA” ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

                A: High credit quality. “A” ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

                BBB: Good credit quality. “BBB” ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade

                BB: Speculative. “BB” ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

                B: Highly speculative. “B” ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

                CCC, CC, C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A “CC” rating indicates that default of some kind appears probable. “C” ratings signal imminent default.

                DDD, DD, D: Default.  The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. “DDD” obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. “DD” indicates potential recoveries in the range of 50%-90%, and “D” the lowest recovery potential, i.e., below 50%. Entities rated in this category have defaulted on some or all of their obligations. Entities rated “DDD” have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated “DD” and “D” are generally undergoing a formal reorganization or liquidation

5

process; those rated “DD” are likely to satisfy a higher portion of their outstanding obligations, while entities rated “D” have a poor prospect for repaying all obligations.

Short-Term Credit Ratings

                A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

                F1: Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

                F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

                F3: Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

                B: Speculative.  Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

                C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

                D: Default.  Denotes actual or imminent payment default.

                “+” or “–” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” long-term rating category, to categories below “CCC,” or to short-term ratings other than “F1.”

                “NR” indicates that Fitch does not rate the issuer or issue in question.

                Withdrawn:  A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

                Rating Watch:  Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as “Positive”, indicating a potential upgrade, “Negative,” for a potential downgrade, or “Evolving,” if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

                A Rating Outlook indicates the direction a rating is likely to move over a one to two year period. Outlooks may be positive, stable, or negative. A positive or negative Rating Outlook does not imply a rating change is inevitable. Similarly, companies whose outlooks are “stable” could be downgraded before an outlook moves to positive or negative if circumstances warrant such an action. Occasionally, Fitch may be unable to identify the fundamental trend. In these cases, the Rating Outlook may be described as evolving.

6

PART C. OTHER INFORMATION
Item 23. Exhibits

The letter of each exhibit relates to the exhibit designation in Form N-1A:

(a)	(i) Amended and Restated Agreement and Declaration of Trust, dated April 10, 2000, previously filed with Post-Effective Amendment No. 2 on February 27, 2001 and incorporated herein by reference.

(ii) Amendment No. 1 to Amended and Restated Agreement and Declaration of Trust, dated November 20, 2003, adding Allianz Dresdner Daily Asset Fund as a Series of the Trust, previously filed with Post-Effective Amendment No. 7 on December 30, 2003 and incorporated herein by reference.

(iii) Amendment No. 2 to Amended and Restated Agreement and Declaration of Trust, adding FISH: Series R as a Series of the Trust, previously filed with Post-Effective Amendment No. 12 on April 5, 2004 and incorporated herein by reference.

(iv) Amendment No. 3 to Amended and Restated Agreement and Declaration of Trust, adding FISH: Series H as a Series of the Trust, previously filed with Post-Effective Amendment No. 19 on March 22, 2007 and incorporated herein by reference.

(b)	Amended and Restated By-Laws, previously filed with Post-Effective Amendment No. 2 on February 27, 2001 and incorporated herein by reference.
(c)

Article III (Shares) and Article V (Shareholders’ Voting Powers and Meetings) of the Agreement and Declaration of Trust, previously filed with Post-Effective Amendment No. 2 on February 27, 2001 and incorporated herein by reference.

(d)

(i) Investment Advisory Agreement between the Trust and PIMCO Advisors L.P., dated March 16, 2000, previously filed with Post-Effective Amendment No. 2 on February 27, 2001 and incorporated herein by reference.

(ii) Novation of Investment Advisory Agreement by and among the Trust, Allianz Dresdner Asset Management of America L.P. (f/k/a PIMCO Advisors L.P.) and PIMCO Funds Advisors LLC (f/k/a PIMCO Funds Advisors LLC), dated February 26, 2002, previously filed with Post-Effective Amendment No. 4 on February 28, 2003, and incorporated herein by reference.

(iii) Addendum to Investment Advisory Agreement between the Trust and PIMCO Advisors Fund Management LLC to add FISH: Series R, previously filed with Post-Effective Amendment No. 12 on April 5, 2004 and incorporated by reference herein.

(iv) Addendum to Investment Advisory Agreement between the Trust and Allianz Global Investors Fund Management LLC (formerly PIMCO Funds Advisors LLC) to add FISH: Series H, previously filed with Post-Effective Amendment No. 19 on March 22, 2007 and incorporated by reference herein.

(v) Portfolio Management Agreement between Allianz Dresdner Asset Management of America L.P. (formerly PIMCO Advisors L.P.) and Pacific Investment Management Company, dated as of March 15, 2000, previously filed with Post-Effective Amendment No. 2 on February 27, 2001, and incorporated herein by reference.

(vi) Novation of Portfolio Management Agreement by and among Allianz Dresdner Asset Management of America L.P. (formerly PIMCO Advisors L.P.), PIMCO Funds Advisors LLC and Pacific Investment Management Company LLC, dated as of

February 26, 2002, previously filed with Post-Effective Amendment No. 4 on February 28, 2003, and incorporated herein by reference.

(vii) Addendum to Portfolio Management Agreement between PIMCO Advisors Fund Management and Pacific Investment Management Company to add FISH: Series R, previously filed with Post-Effective Amendment No. 12 on April 5, 2004 and incorporated by reference herein.

(viii) Form of Investment Advisory Agreement between Dresdner Advisors LLC and the Trust relating to the Allianz Dresdner Daily Asset Fund, previously filed with Post-Effective Amendment No. 7 on December 30, 2003 and incorporated herein by reference.

(ix) Addendum to Portfolio Management Agreement between Allianz Global Investors Fund Management LLC (formerly PIMCO Funds Advisors LLC) and Pacific Investment Management Company to add FISH: Series H, previously filed with Post-Effective Amendment No. 19 on March 22, 2007 and incorporated herein by reference.

(e)

(i) Distribution Contract between the Trust and PIMCO Advisors Distributors LLC (formerly known as PIMCO Funds Distributors LLC), dated as of March 15, 2000, previously filed with Post-Effective Amendment No 2 on February 27, 2001 and incorporated herein by reference.

(ii) Supplement to Distribution Contract between the Trust and PIMCO Advisors Distributors LLC to add FISH: Series R, previously filed with Post-Effective Amendment No. 12 on April 5, 2004 and incorporate by reference herein.

(iii) Form of Distribution Contract between the Trust and PIMCO Advisors Distributors LLC relating to the Allianz Dresdner Daily Asset Fund, previously filed with Post-Effective Amendment No. 7 on December 30, 2003 and incorporated herein by reference.

(iv) Supplement to Distribution Contract between the Trust and Allianz Global Investors Distributors LLC to add FISH: Series H, previously filed with Post-Effective Amendment No. 19 on March 22, 2007 and incorporated herein by reference.

(f)	Not applicable.
(g)

(i) Form of Custody and Investment Accounting Agreement between State Street Bank and Trust Company and the Trust, previously filed with Post-Effective Amendment No. 12 on April 5, 2004 and incorporate by reference herein.

(ii) Form of Custody and Investment Accounting Agreement between State Street Bank and Trust Company and the Trust relating to the Allianz Dresdner Daily Asset Fund, previously filed with Post-Effective Amendment No. 10 on February 27, 2004 and incorporated herein by reference.

(h)

(i) Administration Agreement between the Trust and PIMCO Advisory Services, dated March 15, 2000, previously filed with Post-Effective Amendment No. 2 on February 27, 2001 and incorporated herein by reference.

(ii) Administration Agreement between the Trust and PIMCO Advisors Fund Management LLC (f/k/a PIMCO Funds Advisors LLC), dated as of February 26, 2002, previously filed with Post-Effective Amendment No. 4 on February 28, 2003, and incorporated herein by reference.

(iii) Addendum to the Administration Agreement between the Trust and PIMCO Advisors Fund Management LLC (f/k/a PIMCO Funds Advisors LLC) to add FISH: Series R, previously filed with Post-Effective Amendment No. 12 and incorporated herein by reference.

(iv) Form of Administration Agreement between PIMCO Advisors Fund Management LLC and the Trust relating to the Allianz Dresdner Daily Asset Fund, previously filed with Post-Effective Amendment No. 7 on December 30, 2003 and incorporated herein by reference.

(v) Addendum to the Administration Agreement between the Trust and Allianz Global Investors Fund Management LLC (f/k/a PIMCO Funds Advisors LLC) to add FISH: Series H, previously filed with Post-Effective Amendment No. 19 on March 22, 2007 and incorporated herein by reference.

(vi) Transfer Agency and Service Agreement between PIMCO Advisors Fund Management LLC (f/k/a PIMCO Advisors L.P.) and State Street Bank and Trust Company, dated as of September 15, 2000, previously filed with Post-Effective Amendment No. 2 on February 27, 2001 and incorporated herein by reference.

(vii) Form of Transfer Agency and Service Agreement between Boston Financial Data Services and the Trust relating to the Allianz Dresdner Daily Asset Fund, previously filed with Post-Effective Amendment No. 11 on March 23, 2004 and incorporated herein by reference.

(viii) Form of Notification of Obligation to Reimburse Certain Fund Expenses in connection with the Allianz Dresdner Daily Asset Fund, previously filed with Post-Effective Amendment No. 7 on December 30, 2003 and incorporated herein by reference.

(i)

(i) Opinion and Consent of Counsel relating to FISH: Series C and FISH Series: M— incorporated by reference to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement, previously filed with the SEC on March 17, 2000 and incorporated herein by reference.

(ii) Opinion and Consent of Counsel relating to the Allianz Dresdner Daily Asset Fund, previously filed with Post-Effective Amendment No. 7 on December 30, 2003 and incorporated herein by reference.

(iii) Opinion and Consent of Counsel relating to Fish: Series R, previously filed with Post-Effective Amendment No. 12 on April 5, 2004 and incorporated by reference herein.

(iv) Opinion and Consent of Counsel relating to FISH: Series H, previously filed with Post-Effective Amendment No. 19 on March 22, 2007 and incorporated herein by reference.

(j)	Consent of Independent Registered Public Accounting Firm.*
(k)	Not applicable.
(l)	Initial Capital Agreement, dated March 16, 2000, previously filed with Post-Effective Amendment No. 2 on February 27, 2001 and incorporated herein by reference.
(m)	Not applicable.
(n)	Not applicable.
(o)	Reserved
(p)**	(i) Code of Ethics-Fixed Income Shares, previously filed with Post-Effective Amendment No. 3 on February 14, 2002 and incorporated herein by reference.

(ii) Code of Ethics- Pacific Investment Management Company LLC previously filed with Post-Effective Amendment No. 98 to the Registration Statement of PIMCO Funds (Reg. No. 33-12113) on March 16, 2005, and incorporated herein by reference.

(iii) Code of Ethics-Allianz Global Investors Distributors LLC (formerly known as PIMCO Advisors Distributors LLC), previously filed with Post-Effective Amendment No. 98 to the Registration Statement of PIMCO Funds (Reg. No. 33-12113) on March 16, 2005, and incorporated herein by reference.

(iv) Code of Ethics-Allianz Global Investors Fund Management LLC previously filed with Pre-Effective Amendment no. 2 to the Registration Statement of PIMCO Global StocksPLUS & Income Fund (Reg. No. 333-123552) on May 24, 2005, and incorporated herein by reference.

(q) (1)	Power of Attorney for Paul Belica and Robert E. Connor, previously filed with Post-Effective Amendment No. 2 on February 27, 2001 and incorporated herein by reference.
(q) (2)

Power of Attorney for William B. Ogden, IV, John C. Maney, John J. Dalessandro II, Hans W. Kertess and R. Peter Sullivan III, previously filed with Post-Effective Amendment No. 17 on February 28, 2007 and incorporated herein by reference.

* Filed herewith

** Because the Allianz Dresdner Daily Asset Fund is a money market fund, there are no codes of ethics applicable to it.

Item 24. Persons Controlled by or Under Common Control with Registrant.

Not applicable.

Item 25. Indemnification.

Reference is made to Article VIII, Section 1, of the Registrant’s Amended and Restated Agreement and Declaration of Trust, which is incorporated by reference herein.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the ‘‘Act’’), may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, its By-Laws or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of Investment Adviser and Fund Managers.

See ‘‘Management of the Fund’’ in the Prospectus (for FISH Series: C, FISH: Series M, FISH: Series R and FISH: Series H) or Part A of the Registration Statement (for Allianz Dresdner Daily Asset Fund) and ‘‘Management of the Trust’’ in the Statements of Additional Information regarding the business of the investment adviser of the relevant series of the Trust. Set forth below is information as to the business, profession, vocation or employment of a substantial nature of each of the officer and directors of the each investment adviser of the Trust and the subadviser.

The information relating to Allianz Global Investors Fund Management LLC is incorporated by reference to its Form ADV previously filed electronically on the IARD system.

The information relating to Dresdner Advisors LLC is incorporated by reference to its Form ADV previously filed electronically on the IARD system.

The information relating to the sub-adviser, Pacific Investment Management Company LLC, is incorporated by reference to its Form ADV previously filed electronically on the IARD system.

Item 27. Principal Underwriters.

Principal Underwriters.

(a)

Allianz Dresdner Daily Asset Fund is currently closed to any new investment and shares are not currently being offered for sale. Allianz Global Investors Distributors LLC (the “Distributor”) has been retained as Distributor of shares for the Registrant. The Distributor is an affiliate of (i) Allianz Global Investors Fund Management LLC, the investment adviser and administrator of Series C, Series M, Series R and Series H of the Registrant and the administrator of the Allianz Dresdner Daily Asset Fund, and (ii) Dresdner Advisors LLC, the investment adviser of the Allianz Dresdner Daily Asset Fund.

(b)

Name and Principal Business Address+	Positions and Offices with Underwriter	Positions and Offices with Registrant
E. Blake Moore, Jr.	Managing Director and Chief Executive Officer	None
Andrew J. Meyers	Managing Director and Chief Operating Officer	None
Brian Jacobs	Managing Director, Co-Head of Sales	None
James K. Patrick IV	Managing Director, Co-Head of Sales	None
Arik Aarts	Managing Director	None
Malcolm F. Bishopp	Managing Director	None
Phil Neugebauer	Managing Director	None
Michael J. Puntoriero	Managing Director	None
Zinovia Spezakis	Managing Director	None
William V. Healey	Executive Vice President, Chief Legal Officer and Secretary	Assistant Secretary
Christoph Hofmann	Executive Vice President	None
Kristina S. Hooper	Executive Vice President	None
Steven B. Plump	Executive Vice President	None
Jay S. Rosoff	Executive Vice President	None
Mary Catherine Smith	Executive Vice President	None
Mark G. Thomas	Executive Vice President	None
William H. Thomas, Jr.	Executive Vice President	None
Colleen Martin	Chief Financial Officer, Financial Operations Principal, Senior Vice President and Controller	None
Richard Kirk	Senior Vice President, Associate General Counsel	Assistant Secretary
Vinh T. Nguyen	Senior Vice President and Treasurer	None
Colin C. Aymond	Senior Vice President	None
Lee D. Beck	Senior Vice President	None
Mike Brannan	Senior Vice President	None
Matt Brown	Senior Vice President	None
Fred Bruce	Senior Vice President	None
Bryce B. Bulman	Senior Vice President	None

Martin J. Burke	Senior Vice President	None
Christopher A. Casenhiser	Senior Vice President	None
Ira W. Cox	Senior Vice President	None
Paul DeNicolo	Senior Vice President	None
Eric D. Downing	Senior Vice President	None
Jonathan P. Fessel	Senior Vice President	None
Michael J. Gallagher	Senior Vice President	None
Joe Gengo	Senior Vice President	None
Michaela A. Gibbons	Senior Vice President	None
Ronald H. Gray	Senior Vice President	None
Dan Hally	Senior Vice President	None
JoAnn Ham	Senior Vice President	None
Ned Hammond	Senior Vice President	None
Jonathan C. Hart	Senior Vice President	None
Derek Hayes	Senior Vice President	None
Timothy J. Higgins	Senior Vice President	None
Chris Horan	Senior Vice President	None
John Hussey	Senior Vice President	None
Jefferey G. Klepacki	Senior Vice President	None
None Matthew T. Kobata	Senior Vice President	None
Leslie S. Kravetzky	Senior Vice President	None
Andrew G. Laing	Senior Vice President	None
Stephen Laut	Senior Vice President	None
Robert J. Lewis	Senior Vice President	None
William E. Lynch	Senior Vice President	None
Andy Maloney	Senior Vice President	None
Ann H. McAdams	Senior Vice President	None
Peter J. McCarthy	Senior Vice President	None
Joseph T. McMenamin	Senior Vice President	None
Wayne Meyer	Senior Vice President	None
R. Lee Milburn	Senior Vice President	None
Fiora Moyer	Senior Vice President	None
George Murphy	Senior Vice President	None
Gregory J. Murphy	Senior Vice President	None
Kerry A. Murphy	Senior Vice President	None
Paul R. Nickodemus	Senior Vice President	None
Ryne A. Nishimi	Senior Vice President	None
Kelly Orr	Senior Vice President	None
Joffrey Pearlman	Senior Vice President	None
Glynne Pisapia	Senior Vice President	None
Jennifer Quigley	Senior Vice President	None
Joni H. Rheingold	Senior Vice President	None
Scott Rose	Senior Vice President	None
Stephen M. Rudman	Senior Vice President	None
Thomas H. Scanlan	Senior Vice President	None
Eugene Smith	Senior Vice President	None
Robert Marty Smith	Senior Vice President	None
Fred Teceno	Senior Vice President	None
Barrie L. Tiedemann Jr.	Senior Vice President	None
William T. Toner	Senior Vice President	None
Richard Triolo	Senior Vice President	None

Paul Troyer	Senior Vice President	None
Brenda C. Warkow	Senior Vice President	None
Steve J. Welker	Senior Vice President	None
Scott Whitehouse	Senior Vice President	None
Nick Willett	Senior Vice President	None
Glen Zimmerman	Senior Vice President	None
Isabella Albanese	Vice President	None
Michael T. Allen	Vice President	None
Michael L. Anders	Vice President	None
Wendy Berge	Vice President	None
Clark H. Biggers	Vice President	None
Jennifer A. Brenes	Vice President	None
None Deborah Brennan	Vice President	None
Lesley Cotton	Vice President	None
Daniel D. Daly	Vice President	None
James C. Farrell	Vice President	None
Christopher D. Francis	Vice President	None
Megan L. Frank	Vice President	None
David G. Frederick	Vice President	None
Patrice Georgiou	Vice President	None
John A. Harrington	Vice President	None
Seon L. Harry	Vice President	None
James T. Hartnett	Vice President	None
Steve Howell	Vice President	None
Renee W. Hui	Vice President	None
Teresa Jettelson	Vice President	None
Dustin Kanode	Vice President	None
Matthew A. Koth	Vice President	None
Brooke Leahy	Vice President	None
Jeremy Leber	Vice President	None
Troy C. Maag	Vice President	None
Sean P. Maher	Vice President	None
Kimberly McGeever	Vice Presdient	None
Joseph P. Minnix	Vice President	None
John F. Moxon	Vice President	None
Jeffrey P. Nizzardo	Vice President	None
Debra C. Ohstrom	Vice President	None
Ralph A. Peluso	Vice President	None
Tiffani A. Potesta	Vice President	None
Peter M. Prinstein	Vice President	None
Frank J. Riccio	Vice President	None
John Rotondi	Vice President and Chief Compliance Officer	None
Kevin M. Shanley	Vice President	None
Cathleen M. Stahl	Vice President	None
Linda M. Sorensen	Vice President	None
John J. Stergiou	Vice President	None
Kathleen C. Thompson	Vice President	None
Kerry M. Walsh	Vice President	None
Austin A. Weichbrodt	Vice President	None
Kevin D. Willbrand	Vice President	None
Justin R. Wingate	Vice President	None

Kellie E. Davidson	Assistant Secretary	None
______________

+         Principal business address for all individuals listed is 1345 Avenue of the Americas, New York, NY 10105 or 888 San Clemente Drive, Suite 100, Newport Beach, CA 92660.

(c)       The Registrant has no principal underwriter that is not an affiliated person of the Registrant or an affiliated person of such an affiliated person.

Item 28. Location of Accounts and Records.

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105.

Item 29. Management Services.

Not applicable.

Item 30. Undertakings.

Not applicable.

NOTICE

A copy of the Amended and Restated Agreement and Declaration of Trust of Fixed Income SHares (the “Trust”), together with all amendments thereto, is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and State of New York on the 28th day of February, 2008.

FIXED INCOME SHARES
By:	/s/ Brian S. Shlissel
Brian S. Shlissel
President and Chief Executive Officer

EXHIBIT INDEX

(j) Consent of Independent Accountants.